UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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Applied Micro Circuits Corporation

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INVITATION TO 2011 ANNUAL MEETING OF STOCKHOLDERS

DATE: Tuesday, August 16, 2011

TIME: 10:00 a.m.

PLACE: Applied Micro Circuits Corporation’s Corporate Headquarters

215 Moffett Park Drive, Sunnyvale, California 94089

July 5, 2011

Dear Stockholders:

Please join me at the Annual Meeting of Stockholders of Applied Micro Circuits Corporation on August 16, 2011. At the annual meeting, we will ask you to elect Cesar Cesaratto, H.K. Desai, Paul Gray, Fred Shlapak, Arthur Stabenow and me as directors of your company and to ratify the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2012. The stockholders will also vote on a proposal to adopt and approve the Applied Micro Circuits Corporation 2011 Equity Incentive Plan. Finally, you will be asked to provide an advisory vote on the Company’s executive compensation, as described in the Proxy Statement, and an advisory vote on the frequency of future advisory votes on such executive compensation.

In addition to the formal items of business, at the annual meeting I will review our major developments over the past several months and share with you our plans for the future. You will have the opportunity to ask questions and express your views to our senior management. Members of the Board of Directors will also be present.

Whether or not you are able to attend the annual meeting in person, it is important that your shares be represented. We have provided in the accompanying proxy statement instructions on how to vote your shares. Please vote as soon as possible.

Sincerely yours,

Dr. Paramesh Gopi

President and Chief Executive Officer

APPLIED MICRO CIRCUITS CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 16, 2011

To the Stockholders of Applied Micro Circuits Corporation:

The annual meeting of stockholders of Applied Micro Circuits Corporation will be held at our corporate headquarters located at 215 Moffett Park Drive, Sunnyvale, California 94089, on Tuesday, August 16, 2011, at 10:00 a.m., local time, for the following purposes:

1. To elect the six nominees for director named in the proxy statement accompanying this notice.

2. To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2012.

3. To adopt and approve the Applied Micro Circuits Corporation 2011 Equity Incentive Plan.

4. To provide an advisory vote on executive compensation, as described in the Proxy Statement accompanying this Notice.

5. To provide an advisory vote on the frequency of future advisory votes on executive compensation.

6. To conduct any other business properly brought before the annual meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

The record date for the annual meeting is June 20, 2011. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

L. William Caraccio

Secretary

Sunnyvale, California

July 5, 2011

IMPORTANT

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE ON THE INTERNET AS INSTRUCTED IN THESE MATERIALS, OR, IF YOU REQUESTED AND RECEIVED A PRINTED COPY OF THIS PROXY STATEMENT, COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD USING THE ENCLOSED RETURN ENVELOPE OR VOTE OVER THE TELEPHONE AS INSTRUCTED IN THESE MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY CARD ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

THANK YOU FOR ACTING PROMPTLY.

APPLIED MICRO CIRCUITS CORPORATION

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 16, 2011

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why are these materials being made available to me?

Applied Micro Circuits Corporation (sometimes referred to as “AppliedMicro” or the “Company”) is making these proxy materials available to you because our Board of Directors is soliciting your proxy to vote at our 2011 annual meeting of stockholders to be held on Tuesday, August 16, 2011 at 10:00 a.m., local time at our corporate headquarters located at 215 Moffett Park Drive, Sunnyvale, California 94089. You are invited to attend the annual meeting, and we request that you vote on the proposals described in this proxy statement. You do not need to attend the meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy on the Internet or by telephone. Alternatively, if you requested and received a printed copy of these materials by mail, you may also complete, sign and return the accompanying proxy card.

We intend to mail a Notice Regarding the Availability of Proxy Materials (sometimes referred to as the “Notice”), to all stockholders of record entitled to vote at the annual meeting on or about July 5, 2011. The Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice will also instruct you as to how you may submit your proxy on the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

What am I voting on?

There are five matters scheduled for a vote:

•	Proposal 1, to elect the six nominees for director named in Proposal 1;

•	Proposal 2, to ratify the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2012;

•	Proposal 3, to adopt and approve the Applied Micro Circuits Corporation 2011 Equity Incentive Plan;

•	Proposal 4, to provide an advisory vote on executive compensation, as described in this Proxy Statement; and

•	Proposal 5, to provide an advisory vote on the frequency of future advisory votes on executive compensation as described in this Proxy Statement.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on June 20, 2011 will be entitled to vote at the annual meeting. On this record date, there were 64,305,758 shares of Common Stock outstanding and entitled to vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will be present if at least a majority of the outstanding shares are present at the annual meeting or represented by proxy. At the close of business on the record date for the annual meeting, there were 64, 305,758 shares outstanding and entitled to vote. Thus 32,152,880 shares must be present at the annual meeting or represented by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the annual meeting. If there is no quorum, either the chairman of the annual meeting or a majority of the votes present at the meeting or represented by proxy may adjourn the annual meeting to another date.

Am I a stockholder of record?

If at the close of business on June 20, 2011 your shares were registered directly in your name with our transfer agent, Computershare Investor Services, LLC, then you are a stockholder of record.

What if my AppliedMicro shares are not registered directly in my name but are held in street name?

If at the close of business on June 20, 2011 your shares were held in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that broker, bank or other nominee. The broker, bank or other nominee holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct the broker, bank or other nominee on how to vote the shares in your account.

If your shares are held in “street name” through a broker, recent rule changes will affect how your shares are voted in connection with the election of directors. If you do not provide your broker with instructions on how to vote your shares, your broker may not vote your shares except in connection with routine matters. Previously, the election of directors was considered to be a routine matter, and your broker was thus able to vote your shares without instructions from you. As a result of recent rule changes, the election of directors is no longer considered to be a routine matter and your broker will no longer be able to vote on the election of directors without your instructions. Accordingly, if your broker sends a request for instructions on how to vote, you are requested to provide those instructions to your broker so that your vote can be counted.

If I am a stockholder of record of AppliedMicro shares, how do I cast my vote?

If you are a stockholder of record, you may vote in person at the annual meeting. We will give you a ballot when you arrive. If you do not wish to vote in person or you will not be attending the annual meeting, you may vote by proxy over the Internet. To vote by proxy on the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. Alternatively, if you requested and received a printed copy of these materials by mail, you may also complete, sign and return the accompanying proxy card using the envelope provided, or you may vote by proxy over the phone by dialing the toll-free number shown on the proxy card and following the recorded instructions. If you vote by proxy, your vote must be received by 11:59 p.m. Eastern Time on August 15, 2011 to be counted.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

If I am a beneficial owner of AppliedMicro shares, how do I vote?

If you are a beneficial owner of shares held in street name, you should have received the Notice from the broker, bank or other nominee that is the record owner of your shares rather than from us. Beneficial owners that received a Notice by mail from the record owner should follow the instructions included in the Notice to view the proxy statement and transmit their voting instructions to the broker, bank or other nominee or to request that a printed copy of these materials be mailed to them. For a beneficial owner to vote in person at the annual meeting, you must obtain a valid proxy from the record owner. To request the requisite proxy form, follow the instructions provided by your broker, bank or other nominee or contact them.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of our Common Stock that you owned as of the close of business on June 20, 2011.

What types of votes are permitted on each proposal?

The types of votes permitted for Proposal 1, the election of the nominees for director named therein, Proposal 2, the ratification of the selection of KPMG LLP as our independent registered public accounting firm, Proposal 3, to approve and adopt the 2011 Equity Incentive Plan, and Proposal 4, to provide an advisory vote on executive compensation, are a vote “For” or “Against” or abstain. The type of vote permitted for Proposal 5, the frequency of future advisory votes on executive compensation, is a vote for every “one year,” “two years,” or “three years.”

How many votes are needed to approve each proposal?

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For Proposal 1, the election of directors, each nominee to be elected must receive a majority of the votes cast in person or by proxy with respect to that nominee’s election. A “majority of votes cast” means that the number of votes “For” a director’s election must exceed the number of votes “Against” that director’s election. Abstentions and broker non-votes will have no effect on the outcome of the vote.

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To be approved, Proposal 2, the ratification of the selection of KPMG LLP, must receive a “For” vote from the majority of the shares present at the annual meeting or represented by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on the outcome of the vote.

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To be approved, Proposal 3, the approval and adoption of the Applied Micro Circuits Corporation 2011 Equity Incentive Plan, must receive a “For” vote from the majority of the shares present at the annual meeting or represented by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on the outcome of the vote.

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To be approved, Proposal 4, an advisory vote on executive compensation, must receive a “For” vote from the majority of the shares present at the annual meeting or represented by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on the outcome of the vote.

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Proposal 5, the advisory vote on frequency on the future advisory votes on executive compensation, will be determined by a plurality of the votes cast. Abstentions and broker non-votes will have no effect on the outcome of the vote.

How are votes counted?

Votes will be counted by the inspector of election appointed for the annual meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the presence of a quorum and the vote total for each proposal and, with respect to Proposals 2, 3 and 4, will have the same effect as “Against” votes. A “broker non-vote” occurs when a broker who holds shares for a beneficial owner does not vote on a particular item because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Broker non-votes will be counted towards the presence of a quorum but will not be counted towards the vote total for any proposal. Due to recent rule changes, with respect to the election of directors, your broker will not be able to vote your shares without your instructions.

What if I vote by proxy but do not make specific choices?

If you complete the proxy voting procedures, but do not specify how you want to vote your shares, your shares will be voted “For” Proposal 1, the election of all nominees for director named therein, “For” Proposal 2, the ratification of the selection of KPMG LLP, “For” Proposal 3, approval and adoption of the Applied Micro Circuits Corporation 2011 Equity Incentive Plan, “For” Proposal 4, an advisory vote approving executive compensation, and with respect to Proposal 5, for a “Every One Year” frequency on future advisory votes on executive compensation. Your proxy will vote your shares using his or her best judgment with respect to any other matters properly presented for a vote at the meeting.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the annual meeting. You may revoke your proxy in any one of the following ways:

•	You may send a written notice that you are revoking your proxy to our Secretary (Attn: Secretary, Applied Micro Circuits Corporation, 215 Moffett Park Drive, Sunnyvale, California 94089).

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You may attend the annual meeting and vote in person. Simply attending the annual meeting will not, by itself, revoke your proxy. Remember that if you are a beneficial owner of AppliedMicro shares and wish to vote in person at the annual meeting, you must obtain a valid proxy from the organization that is the record owner of your shares (such as your broker).

•	If you requested and received a printed copy of these materials by mail, you may revoke your proxy by submitting another properly completed proxy card with a later date.

What does it mean if I receive more than one Notice?

If you received more than one Notice, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions included in each Notice to ensure that all of your shares are voted.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in a Form 8-K filed with the SEC after the 2011 annual meeting.

When are stockholder proposals due for the next annual meeting?

To be considered for inclusion in the proxy materials for our fiscal 2012 annual meeting, your proposal must be submitted in writing to our Secretary (Attn: Secretary, Applied Micro Circuits Corporation, 215 Moffett Park Drive, Sunnyvale, California 94089) by March 7, 2012. Stockholders wishing to submit proposals or director nominations that are not to be included in our proxy materials for our fiscal 2012 annual meeting must do so no earlier than the close of business on May 18, 2012 and no later than the close of business on June 18, 2012, provided, however, that, in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the first anniversary of the preceding year’s annual meeting, for your notice to be timely, it must be so received by the Secretary not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

You are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Our Bylaws are available in the Investor Relations section of our corporate website, http://www.appliedmicro.com, under Corporate Governance — Governance Documents.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a service fee and the reimbursement of customary disbursements that are not expected to exceed $23,400 in the aggregate.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of eight directors: Cesar Cesaratto, Donald Colvin, H.K. Desai, Paramesh Gopi, Ph.D., Paul R. Gray, Ph. D., Fred Shlapak, Arthur B. Stabenow, and Julie H. Sullivan, Ph.D. Each of our current directors has been nominated for election at the annual meeting, except for Mr. Colvin and Dr. Sullivan, both of whom will be retiring from the Board effective upon the commencement of the annual meeting. Also effective upon the commencement of the annual meeting, the size of the Board of Directors will be automatically reduced from eight to six members.

The nominees proposed for election as directors are listed below. Directors elected at the annual meeting will hold office until the next annual meeting. Each of Messrs. Cesaratto, Shlapak and Stabenow and Drs. Gray and Gopi were elected by our stockholders at our last annual meeting. Mr. Desai was nominated and appointed to the Board of Directors by action of the Nominating and Governance Committee and the Board of Directors, respectively, effective as of February 24, 2011.

Each individual nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve if elected.

Certain individual experience, qualifications, attributes and skills of each of our directors that led the Board to conclude that such directors should be re-nominated as directors are described in each of the biographies below. The following information was provided by the nominees:

CESAR CESARATTO
Chairman of the Board

Age:	63

Director Since:	2002

Principal Occupation:	Retired

Recent Business Experience:	Various executive positions with Nortel Networks Corporation, a communications equipment manufacturing company, spanning component and product development, operations, sales and marketing from 1970 to May 2001. His most recent position with Nortel was President Wireless Systems for Europe, Middle East and Africa. Mr. Cesaratto has also served on the Board of Directors of several companies: Genum Corporation from 2002 to 2007; Tundra Semiconductors Corporation from 2007 to 2009; and BreconRidge Corporation from 2007 to 2010. He is involved with a number of Canadian start-up companies as an angel investor.

Committee Memberships:	Chairman of the Compensation Committee, Member of the Governance and Nominating Committee.

Qualifications & Attributes	Mr. Cesaratto’s years of executive leadership and management experience in the high technology industry, his service on other company boards, and his experience with mature and emerging technology companies have positioned him well to serve as our Chairman of the Board of Directors.

H.K. Desai

Age:	65

Director Since:	2011

Principal Occupation:	Chairman of the Board and, since November 2010, Executive Chairman of QLogic Corporation (“QLogic”).

Recent Business Experience:	Chief Executive Officer of QLogic from January 1996 to November 2010. President of QLogic from August 1995 to April 2007. Member of QLogic Board of Directors since January 1996 and Chairman of the Board since May 1999. Interim Chief Executive Officer and Chief Technical Officer of QLogic from August 1995 to January 1996. Director of Lantronix, Inc. from 2000 to 2007. Director of Engineering and subsequently Vice President of Engineering, for QLogic from July 1990 until May 1995. Vice President, Engineering (Systems Products) at Western Digital Corporation, a manufacturer of digital storage devices, from May 1995 to August 1995.

Committee Memberships:	Member of the Audit Committee.

Qualifications & Attributes	Mr. Desai brings to the Board more than three decades of leadership, business and industry experience. Under Mr. Desai’s leadership, QLogic led the I/O industry in innovative technology development, diversified into new markets and drove additional growth through acquisitions. Mr. Desai was awarded the American Electronics Association (AEA) Executive of the Year Award in 1999. He was also awarded the Ernst & Young Entrepreneur of the Year Award in 2000. In 2002, he was honored with the Director of the Year Award from the Forum for Corporate Directors.

PARAMESH GOPI, PH. D.

Age:	42

Director Since:	2009

Principal Occupation:	President and Chief Executive Officer of AppliedMicro since May 2009.

Previous Business Experience:	Senior Vice President and Chief Operating Officer of AppliedMicro from June 2008 to May 2009 and member of the Board of Directors since April 2009. From September 2002 to June 2008, Dr. Gopi held various positions with Marvell Semiconductor, a provider of mixed-signal and digital signal processing integrated circuits to broadband digital data networking markets. At Marvell, Dr. Gopi held several executive-level positions including Vice President and General Manager of the Embedded and Emerging Business Unit, Chief Technology Officer and Director of Technology Strategy. From June 2001 to August 2002, Dr. Gopi was Executive Director of Strategic Marketing and Applications at Conexant Systems, Inc., a mixed-signal processing company. He joined Conexant Systems, Inc. as part of its acquisition of Entridia Corporation in 2001. Dr. Gopi founded Entridia, a provider of network processing application specific integrated circuits for optical networks, in 1999. Prior to Entridia, Dr. Gopi held principal engineering positions at Western Digital and Texas Instruments where he was responsible for the development of key mixed-signal networking products.

Qualifications & Attributes	Dr. Gopi has been our President and Chief Executive Officer since May 2009 and brings to the Board his broad strategic vision for the Company. Dr. Gopi’s technical qualifications as well as leadership and management experience in startup and mature semiconductor companies make him uniquely qualified to lead AppliedMicro. As the sole member of management on our Board, he serves as the critical link between management and the Board, enabling the Board to perform its oversight function with the benefit of management’s perspectives on our business.

PAUL R. GRAY, PH. D.

Age:	68

Director Since:	2009

Principal Occupation:	Professor Emeritus, University of California at Berkeley.

Recent Business Experience:	Executive Vice Chancellor and Provost at the University of California at Berkeley from July 2000 to June 2006. During his over 30 year tenure with the University, Dr. Gray has held numerous administrative posts, including Director of the Electronics Research Laboratory, Vice Chairman of the Electrical Engineering and Computer Science (“EECS”) Department for Computer Resources, Dean of the College of Engineering and Chairman of the Department of EECS.

Other Current Directorships:	Telegent Corporation.

Committee Memberships:	Chairman of the Governance and Nominating Committee, Member of the Compensation Committee.

Qualifications & Attributes	Dr. Gray’s expertise and academic experience in electrical engineering, his years of executive leadership and management within higher education, and his service on other technology company boards make Dr. Gray a valuable contributor to our Board of Directors.

FRED SHLAPAK

Age:	67

Director Since:	2006

Principal Occupation:	Retired

Recent Business Experience:	Various executive positions with Motorola Corporation, a communications equipment manufacturing company, from 1971 to his retirement in 2004. His most recent position prior to retirement was President of the Semiconductor Products Sector at Motorola Corporation.

Other Current Directorships:	Tundra Semiconductor Corporation and Gennum Corporation.

Committee Memberships:	Member of the Compensation Committee.

Qualifications & Attributes	Mr. Shlapak’s leadership experience within the semiconductor industry, as well as his service on other technology company boards, render him a valuable member of our Board of Directors.

ARTHUR B. STABENOW

Age:	73

Director Since:	1988

Principal Occupation:	Consultant, Private Investor.

Recent Business Experience:	Chairman, President and Chief Executive Officer of Micro Linear Corporation, a manufacturer of integrated circuits (April 1986 to January 1999).

Other Current Directorships:	Zoran, Inc.

Committee Memberships:	Chairman of the Audit Committee, Member of the Governance and Nominating Committee and the Compensation Committee.

Qualifications & Attributes	Mr. Stabenow’s years of executive leadership and management experience in the high technology industry, his service on other company boards, and his more than 20 years of service as a director of AppliedMicro make him a valuable member of our Board of Directors.

Required Vote and Board Recommendation

Directors are elected pursuant to the “majority voting” standard that was adopted by our Board of Directors in April 2009. Under this standard, in an uncontested election, such as the election at the annual meeting, directors are elected by a majority of the votes properly cast in person or by proxy with respect to that nominee’s election. For each nominee to be elected, the number of votes “For” the nominee must exceed the number of votes “Against” that nominee’s election. Our Board of Directors and the Governance and Nominating Committee has nominated for re-election as directors only those candidates who agree to tender, in connection with their nomination, irrevocable resignations that will be effective upon (1) the failure to receive the required majority vote for re-election, and (2) the Board’s acceptance of such resignation. If an incumbent director fails to receive the required majority vote for re-election, the Governance and Nominating Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board. The Governance and Nominating Committee and the Board may consider any factors that they deem relevant in deciding whether to accept a director’s resignation.

Only votes “For” or “Against” will affect the outcome of this proposal. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the named nominees. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee selected by the Governance and Nominating Committee of the Board of Directors.

THE BOARD OF DIRECTORS

RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.

CORPORATE GOVERNANCE

We have long upheld a set of basic beliefs to guide our actions, including the belief that business should be conducted with the highest standards of ethical behavior. This belief governs our interaction with our customers, suppliers, employees and investors.

We are committed to continuously improve our governance process to meet and exceed all regulatory requirements. The following corporate governance profile highlights some of the initiatives undertaken by our Board of Directors:

Majority Voting in Elections of Directors

•	In April 2009, our Board of Directors approved amendments to our Bylaws and corporate governance guidelines to implement majority voting in all elections of directors other than contested elections.

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Under the majority voting standard, to be elected each nominee must receive a majority of the votes cast with respect to that nominee in any uncontested election of directors (i.e., an election in which the number of nominees does not exceed the number of directors to be elected).

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Prior to being nominated for re-election, incumbent directors must tender an irrevocable resignation that will be effective upon (i) the failure of such person to receive the required vote for re-election and (ii) the Board’s acceptance of such resignation, in accordance with our corporate governance guidelines.

•	In contested elections, directors are elected by a plurality of the shares present in person or by proxy and entitled to vote on the election of directors.

Independent Directors

•	As set forth in the Board Guidelines, at least two-thirds of our directors must meet the independence standards of the Nasdaq Stock Market, or Nasdaq.

•	All of our current directors are independent under these independence standards, except for Dr. Paramesh Gopi who is employed by us.

•	Our independent directors regularly meet in executive session to discuss matters of interest to them without management present.

Board Leadership Structure

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Our Board has concluded that having our Chairman of the Board be an independent director is the appropriate structure at this point in time. Having the positions of Chairman and Chief Executive Officer as separate positions allows our Chief Executive Officer to focus on day-to-day business and allows our Chairman to lead the Board in its oversight responsibilities. The Chairman coordinates, develops the agenda for, and moderates Board meetings, and acts as a liaison between the independent directors and management on sensitive issues. The Chairman also coordinates the independent directors’ annual evaluations of the performance of the Chief Executive Officer and Chief Financial Officer and provides the evaluations to the Compensation Committee in connection with its annual evaluation of the officers’ performance, provides recommendations as to the membership of the various Board Committees, as well as selection of the Committee Chairs, and retains such counsel or consultants as the Chairman of the Board deems necessary to perform his or her responsibilities.

Governance and Nominating Committee

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Our Governance and Nominating Committee has adopted a charter that can be found in the Investor Relations section of our corporate website, http://www.appliedmicro.com, under Corporate Governance — Committee Charters.

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In accordance with its charter, our Governance and Nominating Committee establishes effective corporate governance processes, including oversight of the appointment of new directors, Board committee structure and membership, Board compensation and Chief Executive Officer succession planning.

•	Every Governance and Nominating Committee member is an independent director under the Nasdaq listing standards.

Compensation Committee

•	The charter of our Compensation Committee can be found in the Investor Relations section of our corporate website, http://www.appliedmicro.com, under Corporate Governance — Committee Charters.

•	In accordance with its charter, the Compensation Committee reviews and approves all executive compensation matters.

•	Every Compensation Committee member is an independent director under the Nasdaq listing standards.

Audit Committee

•	Our Audit Committee has policies to ensure that our independent registered public accounting firm remains independent.

•	The Audit Committee charter can be found in the Investor Relations section of our corporate website, http://www.appliedmicro.com, under Corporate Governance — Committee Charters.

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Our Board of Directors has determined that each of the current members of the Audit Committee is independent under the Nasdaq listing standards and that each of Dr. Sullivan and Messrs. Colvin, Desai and Stabenow qualifies as an “audit committee financial expert” in accordance with applicable rules of the Securities and Exchange Commission (the “SEC”).

•

Our Audit Committee has adopted a policy and procedures for the pre-approval of all audit and non-audit services to be rendered by our independent registered public accounting firm, KPMG LLP. Under the policy, the Audit Committee generally pre-approves specified services in defined categories up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of our independent registered public accounting firm or on a case-by-case basis for specific tasks before an engagement. Our Audit Committee has delegated the pre-approval of services to its Chairman who is required to report each pre-approval to the full Audit Committee no later than its next meeting.

•	KPMG LLP, our independent registered public accounting firm, reports directly to the Audit Committee, which meets at least quarterly with such firm without management present.

Corporate Governance Guidelines

•

Our Board of Directors has adopted a set of Board Guidelines that cover a broad range of corporate governance issues including director qualification and responsibility. The Board Guidelines can be found in the Investor Relations section of our corporate website, http://www.appliedmicro.com, under Corporate Governance — Governance Documents.

Code of Business Conduct and Ethics

•

Our Board of Directors has also adopted a Code of Business Conduct and Ethics for us that all directors, executive officers and employees (including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions) must review and abide by.

•	Our Code of Business Conduct and Ethics includes policies on regulatory compliance, conflicts of interest and confidentiality.

•	Our Code of Business Conduct and Ethics can be found in the Investor Relations section of our corporate website, http://www.appliedmicro.com, under Corporate Governance — Governance Documents.

•

We will promptly disclose on our corporate website, http://www.appliedmicro.com, or in a Form 8-K as required (i) the nature of any amendment to our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and (ii) the nature of any waiver, including an implicit waiver, from a provision of our Code of Business Conduct and Ethics that is granted to one of these specified officers and the name of the person who is granted the waiver.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders wishing to communicate with our Board of Directors may send a written communication addressed to the Secretary at our principal executive offices. Communications also may be sent by e-mail to the following address: board@apm.com. The Secretary will promptly forward the communication to the Board as appropriate. This policy is contained in the Board Guidelines that can be found in the Investor Relations section of our corporate website, http://www.appliedmicro.com, under Corporate Governance — Governance Documents.

In addition, we have a formal policy regarding attendance by directors at our annual meeting of stockholders. Directors are invited to and are expected to attend the annual meeting. This policy is contained in the Board Guidelines that can be found in the Investor Relations section of our corporate website, http://www.appliedmicro.com, under Corporate Governance — Governance Documents. All of the directors attended the fiscal 2010 annual meeting of stockholders.

GOVERNANCE AND NOMINATING COMMITTEE EVALUATION OF BOARD NOMINEES

The Governance and Nominating Committee will consider director candidates recommended by our stockholders. Stockholders who wish to recommend individuals for consideration by the Governance and Nominating Committee to become nominees for election to the Board at our annual meeting of stockholders may do so by delivering at least 120 days prior to the anniversary date of the mailing of our proxy statement for our last annual meeting of stockholders a written recommendation to the Governance and Nominating Committee c/o the Secretary at our principal executive offices. Each submission must set forth:

•	the name and address of each AppliedMicro stockholder on whose behalf the submission is made;

•	the number of AppliedMicro shares that are owned beneficially by such stockholder;

•	the full name of the proposed candidate;

•	a description of the proposed candidate’s business experience for at least the previous five years;

•	complete biographical information for the proposed candidate; and

•	a description of the proposed candidate’s qualifications as a director.

Each submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected.

Our Bylaws contain provisions which address the process by which a stockholder may nominate an individual to the Board of Directors at our annual meeting of stockholders. Our Bylaws are available in the Investor Relations section of our corporate website, http://www.appliedmicro.com, under Corporate Governance — Governance Documents.

The Governance and Nominating Committee believes that candidates for director should have certain minimum qualifications, including the highest personal and professional integrity and values, an inquiring and independent mind, practical wisdom and mature judgment. In evaluating director nominees, the Governance and Nominating Committee considers the following factors:

•	recognized achievement and reputation;

•	diversity of experience and background of the proposed director, including the need for financial, business, academic, public sector or other expertise on our board of directors or its committees;

•	an ability to contribute to some aspect of our activities; and

•	the willingness to make the commitment of time and effort required of an AppliedMicro director.

The Governance and Nominating Committee’s goal is to assemble a Board of Directors with the skills and characteristics that taken together will assure a strong Board with experience and expertise in corporate governance.

The Governance and Nominating Committee is responsible for reviewing periodically with the Board of Directors, including the Chief Executive Officer, the appropriate skills and characteristics required of new Board members in the context of the current makeup of the Board.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Governance and Nominating Committee may also consider such other factors as it may deem are in the best interests of us and our stockholders. The Governance and Nominating Committee does, however, believe it appropriate for at least one, and, preferably, several, members of the Board of Directors to meet the criteria for an “audit committee financial expert” as defined by the rules of the SEC, and that two-thirds of the members of the Board meet independent director standards. The Governance and Nominating Committee also believes it is appropriate for our Chief Executive Officer to participate as a member of the Board.

The Governance and Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue serving on the Board or if the Governance and Nominating Committee decides not to re-nominate a member for re-election, the Governance and Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above. The Governance and Nominating Committee then uses its network of contacts to compile a list of candidates, but may also engage, if it deems appropriate, a professional search firm. Candidates may be recommended to the Governance and Nominating Committee by other directors, stockholders, employees, or other interested parties.

INTERIM DIRECTOR APPOINTMENTS AND SIZE OF THE BOARD

In addition to providing for the annual election of the Board of Directors by our stockholders, the Bylaws of the Company also permit the Governance and Nominating Committee and the Board to nominate and appoint additional members of the Board on an interim basis in between annual meetings of the stockholders. Such nominations and appointments may be completed in order to fill vacancies on the Board occurring as a result of Director resignations or for other reasons. The Bylaws also permit the Board to increase or reduce the number of

Directors comprising the Board, provided that reduction of the authorized number of Directors shall not have the effect of removing any Director before such Director’s term of office expires. In accordance with the authority granted under the Bylaws, in February 2011, the Board of Directors increased the authorized number of Directors comprising the Board from seven to eight and thereupon appointed H. K. Desai to serve as a Director, to serve until his anticipated election by our stockholders at the 2011 Annual Meeting. In addition, effective upon the retirement from the Board of Dr. Julie Sullivan and Donald Colvin, the size of the Board was reduced from eight to six members. In the event that, subsequent to the 2011 Annual Meeting, the Board determines it to be in the best interests of the Company and its Stockholders to appoint one or more additional Board members, it will be necessary to increase the authorized number of Directors to accommodate the appointment.

RISK MANAGEMENT

Our Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of our risks. Our Board of Directors regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. As set forth in our Board Guidelines, the Board of Directors conducts an annual risk review prepared by management for assessment by the Board of Directors. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements as well as our compensation plans that generally apply to all employees, and determining that these plans do not incentivize executives and employees to take on an inappropriate level of risk. The Audit Committee oversees management of financial and legal compliance risks. The Governance and Nominating Committee manages risks associated with the independence of our Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

In addition to the annual risk review, management also makes periodic presentations to the Board and/or its committees (as circumstances warrant) regarding all types of material risks facing the Company. At these meetings the Board discusses and reviews these risks and determines what, if any, new actions should be taken to mitigate these risks.

BOARD MEETINGS AND ATTENDANCE

Board Meetings in Fiscal 2011: 11

Board Committees: Three standing committees: Audit, Compensation and Governance and Nominating

Total Committee Meetings in Fiscal 2011: 31. The number of meetings held by each committee is set forth below.

Fiscal 2011 Attendance: Each current Board member attended 75% or more of the meetings of the Board and the committees on which he or she served, held during the period for which he or she was a director or committee member.

BOARD COMMITTEES

The following table provides additional information regarding the committees of our Board of Directors during fiscal 2011:

Name of Committee and Members	Principal Functions of the Committee	Meetings in Fiscal 2011
Audit[1] Julie H. Sullivan, Ph.D., Chair Donald Colvin Arthur B. Stabenow	• Has direct responsibility for the appointment, evaluation, compensation, retention and oversight of the work of our independent registered public accounting firm. Such firm reports directly to the Committee and the Committee establishes policies for pre-approval of all audit and non-audit services provided by such firm.	7

•    Receives periodic reports from our independent registered public accounting firm and management regarding such firm’s independence and other matters. Recommends appropriate action to ensure such firm’s independence.

•    Reviews with management and our independent registered public accounting firm our quarterly and annual financial statements and other financial disclosures, the adequacy of internal controls and major issues regarding accounting principles and practices.

	• Reviews and approves the scope of the audit at the outset and reviews the performance of our independent registered public accounting firm and any audit problems or difficulties encountered.

Compensation Cesar Cesaratto, Chairman Paul Gray, Ph.D. Fred Shlapak Arthur B. Stabenow	• Approves remuneration arrangements for all of our executive officers, including base salaries, salary increases, incentive compensation plans and awards. Reviews the reasonableness and appropriateness of all such compensation. • Adopts and oversees the administration of incentive compensation and executive stock plans and determines awards granted to executive officers and employees under such plans.	9

•    Advises the Board of Directors on the reasonableness and appropriateness of executive compensation plans and levels, generally, including whether these effectively serve our interests and the interests of our stockholders by creating appropriate incentives for high levels of individual and company performance.

	• Has authority to engage an executive compensation consultant and other advisors.

[1]	Subsequent to completion of fiscal 2011, in April 2011 H.K. Desai was appointed to the Audit Committee and in May 2011 Arthur Stabenow was appointed to serve as Chairman. It is anticipated Fred Shlapak will be appointed to the Audit Committee effective upon the 2011 annual stockholders meeting.

Name of Committee and Members	Principal Functions of the Committee	Meetings in Fiscal 2011
Governance and Nominating[2] Arthur B. Stabenow, Chairman Cesar Cesaratto Julie H. Sullivan, Ph.D.	• Makes recommendations to the Board of Directors regarding the composition of the Board and its Committees, including size and qualifications for membership. • Recommends candidates for election to the Board of Directors at the annual meeting.	15

	• Advises the Board of Directors on appropriate compensation for outside directors.

	• Advises the Board of Directors on corporate governance matters.

	• Has sole authority to engage a search firm to identify director candidates.

	• Evaluates the performance of the members of the Board of Directors.

	• Evaluates the effectiveness of the meetings of the Board of Directors, including agendas, meeting materials, meeting structure and organization, schedule of meetings and minutes.

COMPENSATION COMMITTEE PROCESSES AND PROCEDURES

For a description of our processes and procedures for the consideration and determination of executive and director compensation, see “Executive Compensation — Compensation Discussion and Analysis — Compensation Policies and Processes” and “Executive Compensation — Director Compensation — Director Compensation Policies and Processes”, respectively.

REPORT OF THE COMPENSATION COMMITTEE 3

The Compensation Committee of the Board has reviewed and discussed with management, the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our annual report on Form 10-K for the fiscal year ended March 31, 2011.

Cesar Cesaratto, Chairman

Paul Gray, Ph.D.

Fred Shlapak

Arthur B. Stabenow

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during fiscal 2011 were Messrs. Cesaratto, Shlapak and Stabenow and Dr. Gray. None of these directors has at any time been an officer or employee of ours or any of our subsidiaries. We have entered into customary indemnification agreements with each of these directors as described in “Certain Relationships and Related Transactions.” None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

[2]	Subsequent to completion of fiscal 2011, in April 2011 Paul Gray, Ph.D. was appointed to the Governance and Nominating Committee and to serve as Chairman.
[3]	This section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, or the 1933 Act, or the Securities Exchange Act of 1934, or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

REPORT OF THE AUDIT COMMITTEE 4

The Audit Committee is comprised solely of independent directors, in accordance with Nasdaq listing standards, and operates under a written charter adopted by the Board of Directors. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. The purpose of the Audit Committee, as more fully described in its charter, is the general oversight of our financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of our financial statements, accounting principles, and design of internal controls and disclosure controls and procedures to ensure compliance with accounting standards, applicable laws and regulations. KPMG LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards.

Among other matters, the Audit Committee monitors the activities and performance of our independent registered public accounting firm, including the audit scope, external audit fees, auditor independence matters and the extent to which such firm may be retained to perform non-audit services. The Audit Committee has ultimate authority and responsibility to select, evaluate and, when appropriate, replace our independent registered public accounting firm. The Audit Committee also reviews the results of the audit work with regard to the adequacy and appropriateness of our financial, accounting and internal controls.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements in our annual report on Form 10-K for the fiscal year ended March 31, 2011 with management including a discussion of the quality, not just acceptability, of the accounting principles, reasonableness of significant judgments, and clarity of disclosures in the financial statements.

The Audit Committee reviewed with our independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just acceptability, of the accounting principles, reasonableness of significant judgments, and clarity of disclosures in the financial statements. In addition, such firm represented that its presentations included the matters required to be discussed with the Audit Committee pursuant to all relevant auditing standards regarding auditor communications.

Our independent registered public accounting firm also provided the Audit Committee with the written disclosures required by Rule 3526, Communication with Audit Committees Concerning Independence, and the Audit Committee discussed with our independent registered public accounting firm that firm’s independence.

In reliance on the Audit Committee’s reviews and discussions with management and our independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our annual report on Form 10-K for the fiscal year ended March 31, 2011.

Arthur B. Stabenow, Chair

Donald Colvin

H.K. Desai

Julie H. Sullivan, Ph.D.

[4]	This section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 2

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2012 and has further directed us to submit the selection of such firm for ratification by the stockholders at the annual meeting. KPMG LLP has audited our financial statements since our fiscal year ended March 31, 2010. Representatives of KPMG LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

AUDIT AND OTHER FEES

The following tables set forth the aggregate fees billed by KPMG LLP for the services indicated for the fiscal year ended March 31, 2011 and 2010:

	2011	2010
Audit	$693,600	$602,000
Audit Related	23,300	42,200
Tax	—	—
All Other	—	—

Total	$716,900	$644,200

Audit Fees. Audit fees include the audit of our financial statements including the audit of our internal control over financial reporting, accounting consultations and merger and acquisition related work for the fiscal year and the review of our interim financial statements.

Audit Related Fees. Audit related fees include fees for, among other things, financial due diligence and statutory audits in certain locations outside the United States where we have operations.

All fees described above were approved by the Audit Committee.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted a policy and procedures for the pre-approval of all audit and non-audit services to be rendered by our independent registered public accounting firm, KPMG LLP. During fiscal 2011 and 2010, the Audit Committee pre-approved all audit and non-audit services performed by KPMG LLP. Under the policy, the Audit Committee generally pre-approves specified services in defined categories up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of our independent registered public accounting firm or on a case-by-case basis for specific tasks before an engagement. Our Audit Committee has delegated the pre-approval of services to its Chairman who is required to report each pre-approval to the full Audit Committee no later than its next meeting.

Required Vote and Audit Committee and Board Recommendation

Approval of Proposal 2 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes will have no effect on the outcome of the vote.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS AND THE BOARD OF DIRECTORS

RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

APPROVAL OF APPLIED MICRO CIRCUITS CORPORATION 2011 EQUITY INCENTIVE PLAN

In April 2011, the Compensation Committee and the Board of Directors approved, subject to approval by the stockholders of the Company, adoption of Applied Micro Circuits Corporation 2011 Equity Incentive Plan, or the “2011 Plan”. If approved by the stockholders, the 2011 Plan will serve as a successor to the 1992 Plan (described below) and will provide that, from and after the date of such stockholder approval, no additional equity awards will be granted under the 1992 Plan.

Status of 1992 Plan

In January 2007 our Board of Directors authorized and in March 2007 our stockholders approved the amendment and restatement of our 1992 Equity Incentive Plan (previously named the 1992 Stock Option Plan), or the “1992 Plan”, in order to (i) expand the type and nature of awards available for grant under the 1992 Plan; (ii) have it serve as a successor to the 2000 Plan, by providing that any shares subject to stock awards under the 2000 Plan that terminate or are forfeited or repurchased and would otherwise be returned to the share reserve under the 2000 Plan will instead be added to the share reserve under the 1992 Plan; (iii) extend the expiration date of the 1992 Plan; and (iv) increase the share reserve under the 1992 Plan by 12,000,000 shares.

As of March 31, 2011, options to purchase approximately 3,325,775 shares and 3,073,627 restricted stock units were outstanding and 6,163,765 shares were available for future grant under the 1992 Plan. In addition, up to approximately 590,162 additional shares subject to outstanding options under the 2000 Plan (as of March 31, 2011) could become available for future grant under the 1992 Plan (to the extent they terminate or are forfeited prior to exercise).

The complete text of the 1992 Plan is incorporated by reference to Exhibit 10.4 filed with the Company’s Annual Report on Form 10-K for the year ended March 31, 2007.

Section 162(m) of the Code

The Board of Directors believes that it is in the best interests of the Company and its stockholders to continue to provide for an equity incentive plan under which compensation awards made to the Company’s executive officers can qualify for deductibility by the Company for federal income tax purposes. Accordingly, the 2011 Plan has been structured in a manner such that awards granted under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. In general, under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1,000,000 paid in any one year to the Company’s chief executive officer or any of the Company’s three other most highly compensated executive officers (other than the Company’s chief financial officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s stockholders. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the 2011 Plan, each of these aspects is discussed below, and stockholder approval of the 2011 Plan will be deemed to constitute approval of each of these aspects of the 2011 Plan for purposes of the approval requirements of Section 162(m).

Promotion of Good Corporate Governance Practices

We designed the 2011 Plan to include a number of best practice provisions that we believe reinforce the alignment between our stockholders’ interests and equity compensation arrangements for employees and consultants. These provisions include, but are not limited to, the following:

•	No Discounted Options. Stock options may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•

No Repricing without Stockholder Approval. AppliedMicro cannot, without stockholder approval, “reprice” a stock option award by reducing the exercise price of such stock option or exchanging such stock option for cash, or other awards or a new stock option at a reduced exercise price.

•

No Share Recycling for Open Market Purchases. Shares purchased by us in the open market using the proceeds of option exercises do not become available for issuance as future awards under the 2011 Plan.

•	No Dividends on Unearned Performance Awards. The 2011 Plan prohibits the payment of dividends or dividend equivalent rights on unvested performance awards.

•	No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Board.

•	No Evergreen Provision. There is no “evergreen” feature pursuant to which the shares authorized for issuance under the 2011 Plan can be automatically replenished.

•	No Automatic Grants. The 2011 Plan does not provide for automatic grants to any participant.

•	No Tax Gross-ups. The 2011 Plan does not provide for any tax gross-ups.

AppliedMicro’s gross annual grant rate of options and RSUs pursuant to the 1992 Plan and 2000 Plan, excluding the effect of cancellations and forfeitures, in 2009, 2010 and 2011 was 6.8%, 3.5%, and 7.4%, respectively, averaging 5.9% for the three-year period. See table below for details (in thousands, except percents).

	Fiscal Years Ended March 31,
	2009	2010	2011
Total options granted	2,410	1,141	599
Time based RSUs granted	996	517	923
Performance RSUs earned and released	10	63	1,177

Total dilution	3,416	1,720	2,699

Weighted average basic common shares outstanding	65,271	66,006	65,160
				3-Year Average
Dilution*	6.8%	3.5%	7.4%	5.9%

*	Calculated as follows:

Total options granted + (Time based RSUs granted x 2.0) + (Performance RSUs earned and released x 2.0)

Weighted average basic common shares outstanding

The ISS multiplier of 2.0 is based on a March 1, 2011 200 day volatility of 47.7%

Description of the 2011 Equity Incentive Plan

The material features of the 2011 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2011 Plan. Stockholders are urged to read the actual text of the 2011 Plan in its entirety, which is appended to this proxy statement as Appendix A.

Summary and Purpose

The terms of the 2011 Plan provide for the grant of stock options, restricted stock units, stock appreciation rights, restricted stock, other stock-related awards, and performance awards that may be settled in cash, stock, or other property. As with the 1992 Plan, the purpose of the 2011 Plan is to provide a means by which our employees, directors, and consultants may be given an opportunity to purchase our common stock to assist us in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for our success.

Shares Available for Awards

If this Proposal 3 is approved, the total number of shares of our common stock reserved for issuance under the 2011 Plan will consist of:

•	5,000,000 shares; plus

•

the number of shares subject to any stock awards under the 1992 Plan or the 2000 Plan that terminate or are forfeited or repurchased and would otherwise be returned to the share reserve under the 1992 Plan or the 2000 Plan, respectively.

Eligibility

The persons eligible to receive awards under the 2011 Plan consist of our employees, directors and consultants. However, incentive stock options, or ISOs, may be granted under the 2011 Plan only to our employees, including our officers who are employees. Approximately 520 employees, 7 directors and 70 consultants currently qualify to participate in the 2011 Plan. We generally do not grant equity incentive awards to consultants.

Administration

The 2011 Plan is administered by our Board of Directors, which may in turn delegate authority to administer the plan to a committee. Our Board of Directors has delegated administration of the 2011 Plan to our Compensation Committee. Subject to the terms of the 2011 Plan, our Compensation Committee determines recipients, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, our Compensation Committee also determines the exercise price of options granted under the 2011 Plan. Subject to the terms of the 2011 Plan, our Compensation Committee may delegate to one or more of our officers the authority to grant stock awards to our non-officer employees. Such officer would be able to grant only the total number of stock awards specified by our Compensation Committee and such officer would not be allowed to grant a stock award to himself or herself.

Stock Options

Stock options will be granted pursuant to stock option agreements. Generally, the exercise price for an option cannot be less than 100% of the fair market value of the common stock subject to the option on the date of grant. Options granted under the 2011 Plan will vest at the rate specified in the option agreement. A stock option agreement may provide for early exercise, prior to vesting. Unvested shares of our common stock issued in connection with an early exercise may be repurchased by us.

In general, the term of stock options granted under the 2011 Plan may not exceed ten years. Unless the terms of an option holder’s stock option agreement provide for earlier or later termination, if an optionholder’s service relationship with us, or any affiliate of ours, ceases due to disability or death, the optionholder, or his or her beneficiary, may exercise any vested options for up to 12 months, after the date the service relationship ends. If an optionholder’s service relationship with us, or any affiliate of ours, ceases for any reason other than disability or death, the optionholder may exercise any vested options for up to 90 days after the date the service relationship ends, unless the terms of the stock option agreement provide for a longer or shorter period to exercise the option. In no event may an option be exercised after its expiration date.

Acceptable forms of consideration for the purchase of our common stock issued under the 2011 Plan will be determined by our Compensation Committee and may include cash, common stock previously owned by the optionholder, payment through a broker assisted exercise or a net exercise feature, or other legal consideration approved by our Compensation Committee.

Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order. However, to the extent permitted under the terms of the applicable stock option agreement, an optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.

Limitations

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. The options or portions of options that exceed this limit are treated as non-statutory stock options, or NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the option exercise price must be at least 110% of the fair market value of the stock subject to the option on the date of grant; and

•	the term of any ISO award must not exceed five years from the date of grant.

In addition, no employee may be granted options or stock appreciation rights under the 2011 Plan covering more than 5,000,000 shares of our common stock in any calendar year.

Restricted Stock Unit Awards

Restricted stock unit awards will be granted pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form permitted under applicable law; however, we will settle a payment due to a recipient of a restricted stock unit award by delivery of shares of our common stock, by cash, by a combination of cash and stock as deemed appropriate by our Compensation Committee, or in any other form of consideration determined by our Compensation Committee and set forth in the restricted stock unit award agreement. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by our Compensation Committee. Generally, except for restricted stock unit awards that (i) are granted to non-employee directors or (ii) vest based on the satisfaction of performance goals (which will vest over a performance period not less than one year), restricted stock unit awards will vest over a time period not less than three years, except in the event of certain change-of-control transactions. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Restricted Stock Awards

Restricted stock awards may be granted pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for the recipient’s past or future services performed for us or an affiliate of ours. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by our Compensation Committee. Generally, except for restricted stock awards that (i) are granted to non-employee directors or (ii) vest based on the satisfaction of performance goals (which will vest over a performance period not less than one year), restricted stock awards will vest over a time period not less than three years, except in the event of certain change-of-control transactions. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement.

Stock Appreciation Rights

Stock appreciation rights may be granted through a stock appreciation rights agreement. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by our Compensation Committee or its authorized committee, but shall in no event be less than 100% of the fair market value of the stock subject to the stock appreciation right at the time of grant. Our Compensation Committee may also impose any restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. Stock appreciation rights may be paid in our common stock or in cash or any combination of the two, or any other form of legal consideration approved by our Compensation Committee. If a stock appreciation right recipient’s relationship with us, or any affiliate of ours, ceases for any reason, the recipient may exercise any vested stock appreciation right up to 90 days from cessation of service, unless the terms of the stock appreciation right agreement provide that the right may be exercised for a longer or shorter period.

Performance Awards

The 2011 Plan provides for the grant of two types of performance awards: performance stock awards and performance cash awards. Performance awards may be granted, vest or be exercised based upon the attainment during a certain period of time of certain performance goals. All of our employees, directors and consultants are eligible to receive performance awards under the 2011 Plan. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained shall be determined by our Compensation Committee. The maximum amount to be granted to any individual in a calendar year attributable to such performance awards may not exceed 3,000,000 shares of our common stock in the case of performance stock awards, or $5,000,000 in the case of performance cash awards.

In granting a performance award, our Compensation Committee will set a period of time, or a performance period, over which the attainment of one or more performance goals will be measured for the purpose of determining whether the award recipient has a vested right in or to such performance award. Within the time period prescribed by Section 162(m) of the Code (typically before the 90th day of a performance period), our Compensation Committee will establish the performance goals, based upon one or more pre-established performance criteria enumerated in the 2011 Plan and described below. As soon as administratively practicable following the end of the performance period, our Compensation Committee will certify (in writing) whether the performance goals have been satisfied.

Performance goals under the 2011 Plan shall be determined by our Compensation Committee, based on one or more of the following performance criteria: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii); stockholders’ equity; and (xxviii) to the extent that an award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Compensation Committee.

Other Stock Awards

Other forms of stock awards valued in whole or in part with reference to our common stock may be granted either alone or in addition to other stock awards under the 2011 Plan. Our Compensation Committee will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other conditions of such other stock awards. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule to be determined by our Compensation Committee. Generally, except for other forms of stock awards that (i) are granted to non-employee directors or (ii) vest based on the satisfaction of performance goals (which will vest over a performance period not less than one year), other forms of stock awards will vest over a time period not less than three years, except in the event of certain change-of-control transactions.

Changes to Capital Structure

In the event that there is a specified type of change in our capital structure not involving the receipt of consideration by us, such as a stock split or stock dividend, the number of shares reserved under the 2011 Plan and the number of shares and exercise price or strike price, if applicable, of all outstanding stock awards will be appropriately adjusted.

Corporate Transactions

In the event of certain corporate transactions, all outstanding stock awards under the 2011 Plan may be assumed, continued or substituted for by any surviving entity, and in such event, such awards will become entitled to one year of additional vesting. If the surviving entity elects not to assume, continue or substitute for such awards, the vesting of such stock awards held by persons whose service with us has not terminated generally will be accelerated in full and such stock awards will terminate if and to the extent not exercised at or prior to the effective time of the corporate transaction and our repurchase rights will generally lapse.

Plan Amendments

Our Compensation Committee will have the authority to amend or terminate the 2011 Plan. However, no amendment or termination of the plan will adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any amendment to the 2011 Plan as required by applicable law.

New Plan Benefits

The benefits that will be awarded or paid under the 2011 Plan are not currently determinable. Such awards are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards or who might receive them. Information about awards granted in fiscal year 2011 under the Company’s equity plans to the Company’s named executive officers can be found in the table under the heading “Grants of Plan-Based Awards” in this proxy statement.

U.S. Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2011 Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO where the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionee is employed by us or one of our affiliates, that income will be subject to withholding tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionee’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionee.

Incentive Stock Options

The 2011 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionee holds a share received on exercise of an ISO for more than two years from the date the option was granted and more than one year from the date the option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionee generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. If there is a disqualifying disposition in a later year, no income with respect to the disqualifying disposition will be included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Units

Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary compensation income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a stock unit award may only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change of control. If delivery occurs on another date, unless the stock units qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units, will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

We may grant under the 2011 Plan stock appreciation rights separate from any other award or in tandem with other awards under the 2011 Plan.

Where the rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date and where the recipient may only receive the appreciation inherent in the stock appreciation rights in shares of our common stock, the recipient will recognize ordinary compensation income equal to the fair market value of the stock received upon such exercise. If the recipient may receive the appreciation inherent in the stock appreciation rights in cash or other property and the stock appreciation right has been structured to conform to the requirements of Section 409A of the Code, then the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Section 162 Limitations

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. For purposes of Section 162(m) of the Code, the term “covered employee” means our chief executive officer and our four highest compensated officers as of the end of a taxable year as disclosed in our SEC filings. Please see the Summary Compensation Table below for a current listing of covered employees.

Certain kinds of compensation, including qualified “performance-based” compensation, are disregarded for purposes of the Section 162(m) of the Code deduction limitation. In accordance with United States treasury regulations issued under Section 162(m) of the Code, compensation attributable to certain stock awards will qualify as performance-based compensation if the award is granted by a committee of our Board of Directors consisting solely of “outside directors” and the stock award is granted (or exercisable) only upon the achievement (as certified in writing by the committee) of an objective performance goal established in writing by the committee while the outcome is substantially uncertain, and the material terms of the 2011 Plan under which the award is granted is approved by stockholders. A stock option or stock appreciation right may be considered “performance-based” compensation as described in the previous sentence or by meeting the following requirements: the incentive compensation plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights may be granted during a specified period, the material terms of the plan are approved by the stockholders, and the exercise price of the option or right is no less than the fair market value of the stock on the date of grant.

The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee must be “outside directors.” The 2011 Plan provides that directors serving on the committee may be “outside directors” within the meaning of Section 162(m) of the Code. This limitation would exclude from the committee directors who are (i) current employees of ours or one of our affiliates, (ii) former employees of ours or one of our affiliates who are receiving compensation for past services to us or one of our affiliates (other than benefits under a tax-qualified pension plan), (iii) current and former officers of ours or one of our affiliates, (iv) directors currently receiving direct or indirect remuneration from us or one of our affiliates in any capacity other than as a director, and (v) any other person who is not otherwise considered an “outside director” for purposes of Section 162(m) of the Code. The definition of an “outside director” under Section 162(m) of the Code is generally narrower than the definition of a “non-employee director” under Rule 16b-3 of the 1934 Act. Our Compensation Committee is currently comprised solely of “outside directors” within the meaning of Section 162(m) of the Code.

Required Vote and Board of Directors Recommendation

Approval of Proposal 3 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes will have no effect on the outcome of the vote.

Our Board of Directors believes that approval of Proposal 3 is in our best interests and the best interests of our stockholders for the reasons stated above.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS AND THE BOARD OF DIRECTORS

RECOMMENDS A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), AppliedMicro’s stockholders are entitled to cast an advisory vote at the annual meeting to approve the compensation of the Company’s named executive officers, as disclosed in this proxy statement. Pursuant to the Dodd-Frank Act, the stockholder vote is an advisory vote only and is not binding on AppliedMicro or its Board of Directors.

Although the vote is non-binding, the Compensation Committee and the Board of Directors value your opinions and will consider the outcome of the vote in establishing compensation philosophy and making future compensation decisions.

Pay-for-Performance Philosophy

As described more fully in the “Compensation Discussion & Analysis” on pages 35 to 44 and in the Summary Compensation Table and subsequent tables on pages 44 to 50, the Company’s named executive officers, as identified on page 44, are compensated in a manner consistent with our business strategy, competitive practice, sound compensation governance principles, and stockholder interests and concerns. Our compensation policies and decisions are focused on pay-for-performance.

Business Results

The compensation of our named executive officers during fiscal 2011 is consistent with significant business achievements and financial performance. From fiscal 2009 through 2011, AppliedMicro’s revenue has grown at a compound annual rate of 7.5% and non-GAAP net income from continuing operations has grown at a compound annual rate of 56.7%. We have invested meaningfully in our business, gained market share and improved profitability. This can be evidenced by the acceleration of our new product development that went from 2 in 2009 to 4 in 2010 to 8 in 2011. New product development is the growth engine of any semi-conductor company although it usually takes an average of 2 years from when a product is released until it is beginning to generate meaningful revenues. Furthermore, in fiscal 2011, we achieved the following:

•	Our total consolidated revenue was $247.7 million, a 20% increase from fiscal 2010;

•	Our non-GAAP net income from continuing operations was $28.5 million, a 161% increase from fiscal 2010;

•	Our non-GAAP earnings per share from continuing operations was $0.42, a 163% increase from fiscal 2010; and

•	Our free cash flow was $21.2 million, a 128% increase from fiscal 2010.

A reconciliation of our GAAP results to our non-GAAP results can be found in our website, http://www.appliedmicro.com.

AppliedMicro also has several compensation governance programs and policies in place as described on pages 35 to 50 to manage compensation risk and align the Company’s executive compensation with long-term stockholder interests. These programs include:

•	stock ownership guidelines;

•	an independent compensation committee and compensation committee consultant; and

•	a compensation recoupment or clawback policy.

In accordance with Section 14A of the Exchange Act, we are requesting your non-binding vote on the following resolution:

“Resolved, that the compensation of the Company’s named executive officers as described on page 44, including the Summary Compensation Table and subsequent tables on pages 44 to 50 of the proxy statement, is approved.”

Vote Required

The affirmative vote of a majority of the shares of AppliedMicro common stock present or represented by proxy and voting at the annual meeting, together with the affirmative vote of a majority of the required quorum, is required for approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 4.

PROPOSAL 5

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION

Periodically, the Company will include in the proxy materials for a meeting of stockholders where compensation disclosure is required, a resolution subject to a nonbinding stockholder vote to approve the compensation of named executive officers.

In accordance with Section 14A of the Exchange Act, we are requesting your nonbinding vote to determine whether a vote on the type of resolution described above will occur every 1 year, 2 years, or 3 years.

The Company believes that the stockholder nonbinding vote to approve executive compensation should occur every year. An annual vote allows our stockholders to provide us with regular and comprehensive input on important issues such as our executive compensation programs and practices as disclosed in the Company’s proxy statement each year. The Company values and considers stockholder input on corporate governance matters and on our executive compensation program and practices and we look forward to hearing from our stockholders on this proposal.

Vote Required

The advisory vote regarding the frequency of the stockholder vote described in this proposal shall be determined by a plurality of the votes cast. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal. Stockholders will be able to specify one of four choices for this proposal on the proxy card: 1 Year, 2 Years, 3 Years or Abstain. Stockholders are not voting to approve or disapprove the Board of Directors’ recommendation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EVERY “1 YEAR” FOR PROPOSAL 5.

PRINCIPAL HOLDERS OF COMMON STOCK

The following table sets forth the only persons who, to our knowledge, beneficially owned as of May 31, 2011 (or such other date as set forth in filings with the SEC), more than 5% of the outstanding shares of our Common Stock:

Name and Address	Number of Shares	Percent of Total(1)
Wellington Management Company, LLP(2)	6,579,559	10.23%
75 State Street Boston, MA 02109

FMR LLC and its affiliates(3).	5,204,680	8.09%
82 Devonshire Street Boston, MA 02109

Kingdom Ridge Capital Master Fund, Ltd. and its affiliates(4)	5,193,498	8.08%
Gardenia Court, Suite 3307 45 Market Street, Camana Bay P.O. Box 896 Grand Cayman KY1-1103 Cayman Islands

BlackRock, Inc.	3,749,445	5.83%
40 East 52nd Street New York, NY 10022

(1)	The percentages are based on 64,296,485 shares of Common Stock outstanding on May 31, 2011.
(2)	According to Amendment No. 1 to Schedule 13G filed with the SEC on April 11, 2011, Wellington Management Company, LLP, in its capacity as investment adviser, beneficially owns 6,579,559 shares of our Common Stock which are held of record by clients of Wellington Management
(3)	According to Amendment No. 7 to Schedule 13G filed with the SEC on March 9, 2011, Fidelity Management & Research Company (“Fidelity Management”), a wholly-owned subsidiary of FMR LLC, beneficially owns 5,204,680 shares of our Common Stock through its role as an investment advisor to a number of investment funds. One such investment fund, Fidelity Small Cap Stock Fund, owns 4,398,822 shares of our Common Stock. FMR LLC and Edward C. Johnson, III, Chairman of FMR LLC, each have sole dispositive power over 5,202,605 shares held by the funds to which Fidelity Management acts as an advisor. Members of Mr. Johnson’s family, directly and through trusts, hold 49% of the voting power of FMR LLC. Pyramis Global Advisors Trust Company (“Pyramis”), an indirectly wholly-owned subsidiary of FMR LLC, beneficially owns 2,075 shares of our Common Stock. Mr. Johnson and FMR LLC, through their control of Pyramis, each has sole dispositive power over the shares Common Stock beneficially owned by Pyramis.
(4)	Pursuant to Amendment No. 3 to Schedule 13G filed with the SEC on February 15, 2011, Kingdom Ridge Capital Master Fund, Ltd., Kingdom Ridge Capital, LLC, and Christopher Zepf reported shared voting and dispositive power over 5,193,498 shares of our Common Stock.

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

The following table shows the beneficial ownership, reported to us as of May 31, 2011, of our Common Stock, including shares as to which a right to acquire ownership exists within the meaning of Rule 13d-3(d)(1) under the 1934 Act, of each of our current directors, who have each been nominated for election as directors at the annual meeting; each of the Named Executive Officers as set forth in the Summary Compensation Table below; and all of our current directors and executive officers as a group:

Name(1)	Number of Shares(2)(3)	Percent of Total(3)
Cesar Cesaratto(4)	128,709	*
Donald Colvin(5)	44,542	*
H.K. Desai	—	*
Paul R. Gray, Ph. D.(6)	12,938	*
Fred Shlapak(7)	57,042	*
Arthur B. Stabenow(8)	158,773	*
Julie H. Sullivan, Ph.D.(9)	69,542	*
Paramesh Gopi, Ph. D.(10)	785,249	1.21%
Robert G. Gargus(11)	327,521	*
L. William Caraccio(12)	33,915	*
Michael Major(13)	176,051	*
Hector Berardi(14)	25,302	*
All current executive officers and directors as a group (14 persons)(15)	1,895,745	2.88%

*	Less than one percent.
(1)	The address for our executive officers and directors is: c/o Applied Micro Circuits Corporation, 215 Moffett Park Drive, Sunnyvale, California 94089.
(2)	The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.
(3)	In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are exercisable within 60 days after May 31, 2011 are deemed outstanding. Such shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Applicable percentages are based on 64,296,485 shares of Common Stock outstanding on May 31, 2011.
(4)	Includes 122,709 shares of Common Stock issuable upon the exercise of options within 60 days of May 31, 2011.
(5)	Includes 38,542 shares of Common Stock issuable upon the exercise of options within 60 days of May 31, 2011.
(6)	Includes 7,292 shares of Common Stock issuable upon the exercise of options within 60 days of May 31, 2011.
(7)	Includes 51,042 shares of Common Stock issuable upon the exercise of options within 60 days of May 31, 2011.
(8)	Includes 94,792 shares of Common Stock issuable upon the exercise of options within 60 days of May 31, 2011.
(9)	Includes 63,542 shares of Common Stock issuable upon the exercise of options within 60 days of May 31, 2011.
(10)	Includes 676,876 shares of Common Stock issuable upon the exercise of options within 60 days of May 31, 2011.
(11)	Includes 258,673 shares of Common Stock issuable upon the exercise of options within 60 days of May 31, 2011.

(12)	Includes 32,500 shares of Common Stock issuable upon the exercise of options within 60 days of May 31, 2011.
(13)	Includes 147,917 shares of Common Stock issuable upon the exercise of options within 60 days of May 31, 2011.
(14)	Includes 25,302 shares of Common Stock issuable upon the exercise of options within 60 days of May 31, 2011.
(15)	Includes 1,583,419 shares of Common Stock issuable upon the exercise of options within 60 days of May 31, 2011.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our directors and executive officers, and persons who own more than ten percent (10%) of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Officers, directors and greater than ten percent (10%) stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended March 31, 2011, all Section 16(a) filing requirements applicable to our reporting persons were made timely.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information regarding our equity compensation plans in effect as of March 31, 2011:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders(1)	7,821,263	$11.23	7,175,801
Equity compensation plans not approved by stockholders(2)(3)	590,162	17.84	—

Total(4)	8,411,425	11.96	7,175,801

(1)	The weighted average exercise price does not include restricted stock units. The number of shares remaining available for future issuance includes 1,012,036 shares available under our 1998 Employee Stock Purchase Plan.
(2)	Includes our 2000 Equity Incentive Plan, or the 2000 Plan. See the plan description below.
(3)	We no longer issue equity awards under any of our equity incentive plans except for our 1992 Equity Incentive Plan, or the 1992 Plan.
(4)	Excludes options assumed through acquisitions in which we did not assume the related equity incentive plan; at March 31, 2011, such options to purchase 52,079 shares were outstanding with a weighted-average exercise price of $5.72 per share.

Equity Compensation Plans Not Approved by Stockholders

In March 2000, we adopted the 2000 Plan. At March 31, 2011, options and restricted stock units covering 590,162 shares were outstanding under the 2000 Plan.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy

The Compensation Committee (the “Committee”) is comprised entirely of individuals who qualify as independent under Nasdaq listing standards: Cesar Cesaratto, who serves as the Chairman, Fred Shlapak, Arthur B. Stabenow and Paul Gray, Ph.D. The Committee is governed by a charter which can be found in the Investor Relations section of our corporate website, http://www.appliedmicro.com, under Corporate Governance — Committee Charters. The Committee is responsible for overseeing all aspects of compensation for executive officers.

Our compensation program is designed to achieve the following goals:

•	Directly and substantially link executive rewards to measurable corporate and individual performance;

•	Provide competitive executive compensation opportunities to attract, retain and motivate superior talent;

•	Appropriately reward the executive team for overall Company performance, which we believe will, over time, lead to stockholder value creation; and

•	Appropriately reward the executive team for executing on individual-based goals and objectives, which we believe will, over time, improve overall Company performance and create value for stockholders.

We generally seek to achieve these goals by making the levels at which cash bonuses and certain equity awards are granted directly dependent upon our performance against predefined operating goals. Goals for the Chief Executive Officer are approved annually by the Board of Directors; and such goals are those deemed necessary by the Board for achieving the Company’s Annual Operating Plan. The Chief Executive Officer then works with each reporting executive to determine the set of goals that will support each reporting executive’s relevant portion of the Annual Operating Plan.

Each year’s Annual Operating Plan contains a “commit” performance level and a “stretch” performance level. The “commit” level represents an operational goal consisting of anticipated competitive performance relative to our performance peer companies, as well as improvement over our prior performance. It is intended to be challenging to attain. The “stretch” level represents an aspirational goal that is substantially more difficult to attain. For the CEO, performance is determined by the Board of Directors at the first Board meeting following the end of the fiscal year. For other executives, performance is determined by the CEO and is measured by semi-annual goals assessments and an annual performance evaluation, taking into account goal attainment, level of performance in the position, and the position’s relative impact on the operating results of the Company

Individual goals for each executive consist of two sets of semiannual goals tied to the April 1 to September 30 and October 1 to March 31 periods. For each period the executive submits up to ten goals relative to the role he or she occupies and that, in the aggregate, support the Company’s Annual Operating Plan approved by the Board of Directors at the beginning of each fiscal year. The Board retains approval authority of the CEO’s goals. The CEO approves the goals of other executives. The Board evaluates the attainment of the CEO’s goals at its first meeting following the end of the fiscal year. The CEO scores the accomplishments of the other executives shortly after the end of each evaluation period. Performance evaluations are done for each executive by the CEO at the end of the fiscal year. For the Chief Executive Officer, the level of goal attainment and performance assessment have a direct effect on the Committee’s compensation decisions for the subsequent fiscal year. The Chief Executive Offices takes into account the the level of goal attainment and performance assessment of each reporting executive in formulating CEO recommendations to the Committee for the subsequent year. For all executives including the Chief Executive Officer, goal attainment and performance directly effect the number of performance-based Restricted Stock Units scheduled for vesting. See Equity Incentives, below.

In general, the Committee believes that the better AppliedMicro performs over time relative to our performance peers, the greater the compensation for executives should be; superior Company performance relative to our performance peer group should result in greater stockholder value creation. Accordingly, to achieve its objective of pay for performance, the Committee generally designs total target cash compensation (base salaries plus target bonuses) and equity compensation for executives to deliver market-median value for achievement of the “commit” level under the Annual Operating Plan, and to deliver above-market-median value for achievement of the “stretch” level under the Annual Operating Plan as well as other operating objectives. The Committee further believes in performance accountability at the individual executive level and factors in the criticality of each position toward overall Company performance as well as the effectiveness of each executive in his or her role.

Compensation Policies and Processes

Determining Market Compensation

The Committee sets executive compensation by reference to market survey data. The selection criteria and resulting survey data are reviewed by the Committee at least once per fiscal year. The Committee also relied on a range of “Select Group” data provided by Radford Surveys + Consulting (“Radford”), from the following 20 companies for fiscal 2011: Actel, Conexant Systems, Cypress Semiconductor, Infineon Technologies, Integrated Device Technology, International Rectifier, Micrel Semiconductor, Microsemi, Omnivision Technologies, Philips Lumileds Lighting Company, PMC-Sierra, Power Integrations, Semtech, Silicon Image, Silicon Storage Technology, Skyworks Solutions, Tessera Technologies, Ultra Clean Technology, Vitesse Semiconductor, and Zoran. The criteria that produced the Select Group of companies for fiscal 2011 were unchanged from the criteria used for fiscal 2010.

This Select Group selection criteria include companies in the Radford database self-reporting as semiconductor companies with similar annual revenues as those of the Company (Select Group revenues ranged from $160 million to $725 million with an average of $450 million. Company revenues for the comparable period were $206 million).

For fiscal 2011, the Company’s performance peers included Adaptec, Atheros, Broadcom, Exar, IDT, LSI, Marvell, Mindspeed, NetLogic, PMC-Sierra, Standard Microsystems and Semtech. This performance peer group was unchanged from fiscal 2010. Selection criteria are comparable companies with which we compete as well as industry leaders which represent our aspirational levels of performance. For the twelve months ended December 31, 2009, performance peer revenues ranged from $81 million to $4.5 billion, with an average of $941 million compared to the Company’s revenue of $189 million for the same period. Peer financial results as of March 31, 2010 generally had not been published in time to reconcile for our April 2010 Committee meeting; therefore, December 2009 results were presented to the Committee. In April 2010, the Committee met to determine executive pay for the fiscal year ended March 31, 2011.

During fiscal 2011 the Committee approved a new set of performance peers due to the sale of Storage Business Unit assets to LSI. The approved performance peer list for fiscal year 2012 consists of Broadcom Corporation, Analog Devices Inc., Exar Corp., Gennum Corporation, Mindspeed Technologies Inc., PMC-Sierra Inc., Cavium Networks, Inc., NetLogic Microsystems Inc., and Zoran Corporation. Selection criteria continued to be comparable companies with which we compete as well as industry leaders which represent our aspirational levels of performance; the Committee decided the new list of performance peers better represented those companies with which we could compare our performance.

The Committee relies solely on Radford Select Group data to determine market practice for executive compensation. Relying on Radford alone provides a more consistent and reliable data set. The Committee uses the performance peer group for evaluating Company performance. Metrics contained in the performance model are: year-over-year revenue growth, 3-year revenue growth, year-over-year change in operating margin and return on invested capital. These metrics determine the Company’s performance ranking relative to its performance peers, which was 34th percentile for the period ending December 31, 2009. While the Committee uses its judgment and discretion in determining compensation positioning relative to Radford’s Select Group market data for each executive each fiscal year, it expects that compensation positioning over time will increase with improving Company performance relative to performance peers and will decrease with declining Company performance.

Determining Executive Pay

Generally

AppliedMicro executive positions are mapped by our human resources department based on the closest match to benchmark positions contained in survey data provided by Radford. Comparable market compensation ranges are then determined for such executive positions by our human resources department typically working with Compensia, Inc., a compensation consulting firm. During fiscal 2011, Compensia only provided executive compensation services.

As an overall long-term objective, the Committee administers our executive compensation programs so that our total executive compensation (salary, short-term cash incentives and equity incentives) percentile ranking relative to market compensation generally correlates to our Company’s selected financial results compared to our performance peer companies’ selected financial results. For example, if we perform at the 75th percentile relative to our performance peer companies, our executive officers’ compensation should, on balance, also be at or near the 75th percentile relative to our Select Group companies, although short-term inconsistencies may occur from year to year.

Fiscal 2011

To provide a level of compensation sufficient to attract, retain and motivate capable executives, the Committee generally targeted base salaries for fiscal 2011 between the 50th and 75th percentile of market compensation. This percentile range has been utilized by the Committee since fiscal 2007; it reflects both the expected performance of the Company relative to performance peers and the expectation of above-median capability and performance on the part of executive team members. This above-median capability is required to complete the Company’s performance improvement plan including reinvigorating the product lines, increasing market share, establishing a track record of improving growth and profitability, and increasing the Company’s ranking relative to performance peers. Management did not propose a formal cash bonus program for fiscal 2011. It was management’s position that a cash bonus plan would dilute operating income at a time that demonstrated improvement in this metric was necessary. Such a cash bonus plan could result in misalignment of interests between management and stockholders and was therefore inappropriate at that time. The Committee considered discretionary cash bonuses for certain key executive and non-executive employees but decided against cash bonuses for fiscal 2011.

The Committee approved equity grants for fiscal 2011 to yield a total direct compensation value (based on the Black-Scholes pricing model) approximating the 64th percentile of market compensation, taking into account base salary plus known vesting from the EBITDA Performance Restricted Stock Units (“RSU”) Program (see “Equity Incentives” below). Equity grant values were then translated into shares (based on the Black-Scholes pricing model), and weighted such that 40% of the value took the form of Restricted Stock Units and 60% of the value took the form of stock options. This weighting was to balance full-value stock for retention purposes (via Restricted Stock Units) with incentives for stock appreciation (via stock options).

Changes to Executive Pay

The Committee generally implements changes to executive compensation effective on or about the first day of our fiscal year, April 1. The Committee reviews the Company’s performance, individual executive performance, and market compensation conditions, taking into account internal compensation equity and our objectives relative to retaining and motivating each executive. Internal equity comparisons are performed by stack-ranking each executive using two measures — total cash and equity compensation. The rankings are evaluated to assure the end result makes sense relative to each executive’s scope of responsibilities, criticality of role to the Company’s results, contribution to the Company’s results and performance.

Exceptions to this timing include new executive hires, individuals who are newly promoted into the executive ranks, an executive given substantial additional responsibilities, or the Committee’s decision that an executive’s current compensation does not accurately reflect the individual’s role and contribution. In these cases, the Committee may review and change compensation at times other than at the beginning of our fiscal year as appropriate in its discretion.

Meetings of the Compensation Committee

The Committee generally meets in person on the day preceding each quarterly Board of Directors meeting. In addition to the quarterly meetings, the Committee meets from time to time as required, typically by telephone conference. At its invitation, the Committee is regularly joined by the Chief Executive Officer, Chief Financial Officer, Vice President of Human Resources and General Counsel. Outside advisors, such as compensation consultants or legal counsel, also attend the meetings from time to time. The Committee frequently meets in executive session, without any members of management in attendance. In addition to Committee meetings, members of the Committee confer often with the Company’s management on matters related to executive compensation.

During fiscal 2011, the Committee met five times in person and four times in telephone conference.

Components of Compensation

The following table lists the components of compensation for our executive officers and their purposes:

Component	Purpose
Base Salary	Attraction and retention
Short-Term Cash Incentives	Incentives to focus on goals and objectives (the Committee has not authorized a formal cash bonus program since fiscal 2007)
Equity Incentives	Retention and rewards for performance
Performance Equity Incentives (“EBITDA Program”)	Incentives to focus on goals and objectives
Benefits and Perquisites	Attraction and retention, productivity

Base Salary

Base salary provides a known, predictable compensation base with which to attract top talent. The Committee generally targets executive base salaries within a range of the 50th to 75th percentile relative to the compensation of the Select Group, on balance nearing the mid-point of the range, i.e., the 62  1/2 percentile. The 62 1/2 percentile is the ranking thought by the Committee to be required to attract and retain the caliber of executive capable of effecting meaningful change within the company and significantly improving operating results. Where each executive is placed in the percentile range is a function of job criticality as well as his or her performance, capabilities and experience. The more the executive demonstrates a proven track record of success in our Company, or in a public company of similar size and business challenge, the higher in the range the executive’s salary is set.

A salary reduction plan was implemented for fiscal 2010 in response to the significant economic challenges faced by our Company as well as other companies. The schedule of reductions was tied to position, with the Chief Executive Officer experiencing a 25% reduction, 20% for the Chief Operating Officer, 15% for the Chief Financial Officer and 13% for other executives. These reductions became effective concurrent with the first full pay period in fiscal 2010. For 2011, base salaries were restored to fiscal 2009 levels, with additional market adjustments the Committee determined appropriate as indicated by the Select Group data. These increases are illustrated in the Summary Compensation Table, below. The Committee recognizes market conditions relative to the supply and demand of executive talent are subject to volatility. In making its decisions on executive pay, the Committee realizes it must balance compensation philosophy and long-term plans with the practical reality of attracting and retaining top executive talent.

Short-Term Cash Incentives

As described above, management did not propose to the Committee, and the Committee did not adopt, a bonus plan for fiscal 2011. The Committee considered discretionary bonuses for certain key executive and non-executive employees. The Committee decided against cash bonuses for fiscal 2011 based on year-end financial results. In connection with Mr. Caraccio joining the Company during year and in connection the negotiation of his compensation arrangements with the Company, Mr. Caraccio received a $50,000 sign-on bonus during fiscal 2011.

Equity Incentives

We maintain equity award programs for executives to foster retention as well as incentivize and reward performance. We grant stock options and restricted stock unit awards, or RSUs, and performance-based RSUs pursuant to our equity award programs. All stock options granted by the Committee have exercise prices equal to or greater than the fair market value of our Common Stock on the date of grant.

For fiscal 2011, for ongoing executives, the Committee first reviewed base salaries, potential cash bonuses, and the vesting of previously granted performance RSU vesting. The Committee then determined new equity award values to yield the desired market position for each executive. Given the restoration of the fiscal 2010 base salary cuts and the additional salary increases, the result was a model that would have positioned the executive team at the 77th percentile relative to achieving aspiration “stretch” performance. Since the Committee elected not to implement a formal cash bonus program and also chose not to pay discretionary cash bonuses; however the effective market positioning, including new equity incentives, resulted in a 64th percentile market position, the level the Committee determined was appropriate for attracting, retaining and motivating the executives to achieve desired operating improvements in a challenging economic environment.

Once the target equity values were determined, values were allocated 40% to Restricted Stock Units and 60% to stock options. This weighting was intended to provide a more certain reward associated with Restricted Stock Units for the purposes of retention combined with the more leveraged nature of stock options for the purpose of incentivizing company performance and the subsequent stock appreciation that would bring exercise value to the stock options. The following tables reflect the values of these awards.

Mr. Caraccio was a new hire to the company, starting full time in June of 2010. In accordance with established practice, the Committee granted to Mr. Caraccio a portfolio of time-based stock options, time-based Restricted Stock Units and performance-based RSUs. Because the performance-based RSUs were granted during the second year of a three year program and the vesting period is one year after the grant date, Mr. Caraccio’s first opportunity to vest performance-based RSUs will occur in August 2011, with target vesting of 20,000 shares.

In addition to the new awards during fiscal 2011, executives vested in a portion of the performance-based RSUs awarded under the “EBITDA” stock program during fiscal 2010, as described in last year’s proxy statement. The following table shows the corporate vesting factors at various EBITDA levels for fiscal 2011 and 2012 performance:

FY2011 EBIDTA	$3.0M	$5.0M	$7.0M	$12.0M	$17.0M	$19.0M	$20.0M	$22.0M	$24.0M	$26.0M	$27.0M	$28.0M	$35.0M
Corporate Vesting Factor	0%	5%	10%	25%	40%	50%	60%	75%	85%	100%	110%	125%	150%

FY2012 EBIDTA	$22.0M	$25.0M	$28.0M	$32.0M	$38.0M	$40.0M	$43.0M	$45.0M	$47.0M	$49.0M	$50.0M	$51.0M	$57.0M
Corporate Vesting Factor	0%	5%	10%	25%	40%	50%	60%	75%	85%	100%	110%	125%	150%

The Committee approved EBITDA program vesting at 127.1% based on an EBITDA figure of $28.6 million for fiscal 2011. The Company reported EBITDA for fiscal 2011 of $32.8 million; however, the Committee adjusted the number downward to be consistent with the intent behind the initial formulation of the achievement scale.

The following table shows the target and actual 2011 vesting amounts for each executive officer. Under the terms of the plan, “target” vesting assumes an individual performance vesting factor of 80%.

Last Name	First Name	Job Title	EBITDA Shares Granted	Target Vesting FY2011 (Shares)	Actual Vesting FY2011 (Shares)
Gopi	Paramesh	Chief Executive Officer	—	91,000	139,230
Gargus	Robert	Senior Vice President & Chief Financial Officer	—	61,600	94,248
Caraccio	L. William	Vice President & General Counsel	50,000	—	—
Major	Michael	Vice President Human Resources	—	10,080	14,480
Berardi	Hector	Vice President Operations	—	10,080	15,194

In its April 2011 meeting, the Committee authorized a new EBITDA-based performance Restricted Stock Program, or “EBITDA2”. While the EBITDA program authorized in May 2009 was intended to last for three years, superior company performance resulted in 87% of the pool being vested with only 13% eligible for possible vesting for fiscal 2012. Because of the relatively modest pool remaining combined with new Radford survey data on equity compensation, the Committee decided it was necessary to introduce a new performance-based program to achieve its objectives relative to executive retention and performance incentives. EBITDA2 is similar to the EBITDA program introduced in 2009 with two exceptions:

1.

Market position was differentiated depending on position impact relative to operating results. Certain leadership, product development and sales roles were targeted at 75th percentile while other operational and support roles were targeted at 50th percentile.

2.	For Vice Presidents, the company EBITDA attainment scale must be 50% or more for stock vesting to occur in that year. As with the previous EBITDA program, unearned amounts based on company performance will roll over to the subsequent year, offering a “make-up” opportunity based on future company performance. As with the first EBITDA program, unvested shares remaining at the end of the three-year program period will expire unvested.

The EBITDA2 program will be discussed in further detail in next year’s proxy statement.

Executive Stock Ownership Guidelines

At its meeting in May 2010, the Committee approved stock ownership guidelines for executives. The guideline for the CEO is to hold stock value of at least two times base annual salary and for other executives to hold stock value of at least one time base annual salary. There is a phase-in period for existing executives to achieve 25% of target by the end of fiscal 2012, 50% of target by the end of fiscal 2013, 75% of target by the end of fiscal 2014, and 100% of target by the end of fiscal 2015 and beyond. New executives starting in fiscal 2011 and beyond will have two years to reach 50% of target, three years to reach 75% of target and four years to reach 100% of target. Executives below specified levels risk subsequent grants being suspended or forfeited at the direction of the Committee.

Equity Granting Process

During fiscal 2007, the Committee adopted a number of policies that continue in effect regarding the administration of equity awards to executive officers.

The Committee intends generally that performance-based equity awards for executives vest over a period of at least one year, and that time-based equity awards vest over a period of at least three years. The Company’s 1992 Equity Incentive Plan contains additional minimum vesting restrictions with respect to restricted stock awards, RSU awards and other equity awards.

For newly hired and newly promoted executive officers, stock options are granted on the second trading day following the day we publicly release our quarterly earnings following the date of hire, promotion or appointment. Refresh stock options for executive officers are granted annually on the second trading day following the day we release our fiscal fourth quarter earnings. Stock option grants are priced at not less than 100% of fair market value, as determined by the closing price of our Common Stock on the date of grant. RSUs are granted only on February 15th, May 15th, August 15th or November 15th (or the first business date following such date if it falls on a non-business day).

In general, neither stock options nor RSUs are awarded to executives during a “closed window” during which trading of our Common Stock by executive officers and directors is not permitted under our Insider Trading Policy. The window generally closes on the first day of the last month of the fiscal quarter and remains closed until the second trading day following the day we publicly release our quarterly earnings, but may also be closed at certain other times.

Vesting of equity awards for newly hired executive officers generally commences on the employment commencement date although the executive officers must remain employed for at least twelve months before becoming entitled to exercise or receive any portion of the award. Vesting of all other equity awards to executive officers generally commences on the grant date; however, for executive officers with fewer than twelve months of service on the grant date, the executive officer must complete at least twelve months of service before becoming entitled to exercise or receive any portion of the award.

Authority to grant equity awards to any employee resides with the Board of Directors, which has delegated such authority to the Committee. No other person has the authority to grant equity awards.

Compensation Mix

Compensation mix is the result of setting each compensation element relative to market compensation targets at various levels of the Company’s performance. Therefore, the compensation mix may change from time to time depending on our performance. Like the Summary Compensation Table, the Compensation Mix table below values equity based upon its grant date value. Unlike the Summary Compensation Table, salary is shown as annualized base salary on the last day of the fiscal year.

The Committee examines compensation mix figures to assure the result of setting individual compensation components to market benchmarks is consistent with the Company’s compensation philosophy. The following table shows the mix of base salary, short-term cash incentive and equity incentive compensation for fiscal 2011 for each of the named Executive Officers included in the Summary Compensation Table:

	Paramesh Gopi	Robert G. Gargus	L. William Caraccio	Michael Major	Hector Berardi	Total	Percent
Base salary(1)	$500,000	$320,000	$290,000	$245,000	$265,000	$1,620,000	30.2%
Short-term cash incentives(2):
As a percentage of base salary	—%	—%	17.2%	—%	—%	—%	0.9%
In dollars	—	—	50,000	—	—	—	50,000
Grant date fair value of:
Equity awards(3)	989,968	485,084	1,840,293	227,693	148,495	3,691,533	68.9%

Total target compensation	$1,489,968	$805,084	$2,180,293	$472,693	$413,495	$5,361,533	100.0%

(1)	Annual base salary as of March 31, 2011.
(2)	No bonuses were paid to executive officers for fiscal 2011 services except for L. William Caraccio’s sign on bonus of $50,000.
(3)	All stock option awards for fiscal 2011 are valued using the Black-Scholes pricing model at the time of grant. RSUs are valued using the fair market value of the underlying shares of Common Stock on the date of grant. Awards are subject to vesting, either performance-based or time-based, which makes receipt of the underlying shares uncertain.

Benefits and Perquisites

We offer a package of benefits and perquisites designed to:

•	Be market-competitive, allowing us to attract and retain talent;

•	Provide security and convenience for executives, allowing them to focus their energies on our business;

•	Take full advantage of tax regulations designed to encourage certain types of benefits; and

•	Provide an opportunity for rest and relaxation allowing our employees to re-engage in our business with renewed energy and enthusiasm.

In determining market benefit programs, we rely upon surveys of benefit practices published by Radford as well as advice from our insurance brokers.

Benefits Available to Executive Officers

The following benefits are available to our executive officers (in addition to benefits that are generally available to all of our employees):

Executive Medical Reimbursement Plan — executive officers receive reimbursement of qualified medical expenses in an amount up to $100,000 per year with a limit of $10,000 per occurrence.

Supplemental Disability Insurance — executives are provided with additional coverage in the case of a disability to supplement their pay up to the 60% level and not be subject to a benefit cap of $10,000 per month that applies to other employees.

Business Travel Accident Insurance — the cap on this benefit for executive officers is $1,000,000 versus a cap of $500,000 that applies to other employees.

Retiree Medical Benefits — executives and eligible family members of executives who retire may continue on our medical and dental plans to age 65. In order to qualify for retiree medical benefits, the executive must be at least 40 years of age and have provided a minimum of four years of service to us. Premiums are paid by the former executive.

Annual Physical Examination — executives are entitled to an annual comprehensive medical evaluation by a medical provider of their choice.

Non-qualified Deferred Compensation Plan — executives may defer up to 85% of their base salary and up to 100% of cash incentive compensation otherwise payable each year under a non-qualified deferred compensation plan. We do not contribute to the plan. For additional information, see “Non-qualified Deferred Compensation” below.

Other Benefits — from time to time, we may provide certain other benefits to executives that are intended to enhance the executive’s productivity or health and do not present material incremental costs to us.

Severance Benefits

On September 19, 2007, the Committee approved the Executive Severance Benefit Plan (the “Severance Plan”) to provide for the payment of severance benefits to certain eligible executives if they are subject to qualifying employment terminations, and additional benefits if such qualifying employment terminations occur within 12 months following a change in control (as defined in the Severance Plan). The purpose of the Severance Plan is to (a) provide fair and consistent treatment of Vice Presidents who leave the Company due to involuntary termination “without cause” or voluntary termination with “good reason”, (b) establish financial incentives for senior executives to work diligently through and beyond a change in control if the Company were to be acquired (no transactions were pending at the time of plan adoption) and (c) to help with the overall competitiveness of the Company’s compensation program to attract and retain qualified and motivated executives. For additional information, see “Potential Payments upon Termination or Change in Control” below.

Tax and Accounting Considerations

Effects of Section 162(m)

The Committee has considered the impact of Section 162(m) of the Internal Revenue Code, which disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the corporation’s principal executive officer and the corporation’s three most highly compensated executive officers other than the principal executive officer or the principal financial officer, unless such compensation meets the requirements for “performance based compensation.” As the cash compensation paid by us to each of our executives for fiscal 2011 was below $1 million and the Committee believes that options and RSUs granted under our 1992 Plan to our executives meet the requirements for qualifying as performance based compensation, except for certain RSUs that vest solely on the basis of continued employment and, as discussed below, the EBITDA Grants, the Committee believes that Section 162(m) will not affect the tax deductions available to us with respect to the compensation of our executive officers. It is the Committee’s policy to qualify, to the extent reasonable, our executive officer compensation for deductibility under applicable tax law.

We may, from time to time, pay compensation to our officers that may not be tax deductible. EBITDA Grants will not qualify for Section 162(m) because of the individual performance vesting component. AppliedMicro does not anticipate exceeding Section 162(m) limitations unless there is an increase in the stock price. The Committee and AppliedMicro feel the benefits of the individual performance component provided by the EBITDA Grants outweigh some amount of tax deductibility.

Financial Restatement

The Committee may seek, as appropriate and to the extent permitted by governing law, to recover any cash or equity-based incentive compensation paid to an executive officer where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement of our financial statements.

Summary Compensation Table

The following table provides certain information concerning the compensation earned by each of the following individuals (the “Named Executive Officers”): our President and Chief Executive Officer, our Senior Vice President and Chief Financial Officer, our three other most highly compensated executive officers as of March 31, 2011; and one of our former executive officers.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Option Awards(3) ($)	Stock Awards(3) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Paramesh Gopi, Ph.D	2011	509,231	—		565,968	424,000	—	29,981	(4)	1,531,191
President and	2010	365,185	—		1,947,320	2,448,750	—	19,045		4,780,300
Chief Executive Officer	2009	261,615	87,500	(1)	1,813,045	—	—	4,000		2,166,160

Robert G. Gargus	2011	327,308	—		277,324	207,760	—	7,409	(5)	821,812
Senior Vice President and	2010	258,462	—		—	1,697,800	—	7,152		1,963,414
Chief Financial Officer	2009	300,000	—		—	543,600	—	2,000		845,600

L. William Caraccio	2011	192,308	50,000	(2)	631,392	1,208,900	—	3,953	(6)	2,088,564
Vice President,
General Counsel

Michael Major	2011	250,467	—		130,173	97,520	—	10,533	(7)	490,704
Vice President,	2010	192,077	—		—	235,080	—	—		428,818
Human Resources

Hector Berardi	2011	256,781	—		84,895	63,600	—	10,853	(8)	418,140
Vice President,	2010	215,600	—		—	235,080	—	—		468,760
Operations

(1)	The amount shown consists of a one-time hiring bonus.
(2)	The amount shown consists of Mr. Caraccio’s sign on bonus payment.
(3)	The amounts shown represent the grant date fair value of awards granted in the applicable fiscal year in accordance with ASC Topic 718-10. With respect to stock options, we use the Black-Scholes pricing model to calculate the grant date fair value. For more information regarding the assumptions used in determining the grant date fair value of awards, see “Stock-Based Compensation” under note 1 to our consolidated financial statements included in our fiscal 2011 Annual Report on Form 10-K.
(4)	The amount shown consists of disability insurance premiums of $611 and executive medical reimbursements of $29,371.
(5)	The amount shown consists of disability insurance premiums of $1,513 and executive medical reimbursements of $4,896 and 5-year service gift card of $1,000.
(6)	The amount shown consists of disability insurance premiums of $744 and executive medical reimbursements of $3,209.
(7)	The amount shown consists of disability insurance premiums of $928 and executive medical reimbursements of $8,605 and 5-year service gift card of $1,000.
(8)	The amount shown consists of disability insurance premiums of $701and executive medical reimbursements of $10,152.

Grants of Plan-Based Awards

The following table provides information regarding grants of plan-based awards to the Named Executive Officers during the fiscal year ended March 31, 2011:

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards; Number of Securities Underlying Options (#)		All Other Restricted Stock Awards; Number of Securities Underlying RSUs (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
		Threshold (#)	Maximum (#)
Paramesh Gopi, Ph. D.	5/3/2010	—	—		120,000	(2)	—	11.86	565,968
	5/17/2010	—	—		—		40,000	—	424,000

Robert G. Gargus	5/3/2010	—	—		58,800	(2)	—	11.86	277,324
	5/17/2010	—	—		—		19,600	—	207,760

L. William Caraccio	8/2/2010	—	—		120,000	(3)	—	12.25	631,392
	8/16/2010	—	50,000	(1)	—		—	—	549,500
	8/16/2010	—	—		—		60,000	—	659,400

Michael Major	5/3/2010	—	—		27,600	(2)	—	11.86	130,173
	5/17/2010	—	—		—		9,200	—	97,520

Hector Berardi	5/3/2010	—	—		18,000	(2)	—	11.86	84,895
	5/17/2010	—	—		—		6,000	—	63,600

(1)	The amount shown represents the maximum number of shares subject to the EBITDA Awards.
(2)	Represents stock options granted under the 1992 Plan with an eight year term. Option will vest monthly over four years.
(3)	Represents a stock option granted under the 1992 Plan with an eight year term. 30,000 shares will vest on the anniversary of the grant date and remaining vest months over the next 36 months.
(4)	The amounts shown represent the full grant date fair value of each stock option and RSU award reported in this column, as calculated under ASC Topic 718-10. We use the Black-Scholes pricing model to calculate stock-based compensation expense under ASC Topic 718-10. For more information regarding the assumptions used in determining compensation expense under ASC Topic 718-10, see “Stock-Based Compensation” under note 1 to our consolidated financial statements included in our fiscal 2011 Annual Report on Form 10-K.

Employment Agreements

Employment agreements with executives generally take the form of offer letters that specify only title, base salary, and equity amounts for recommendation to the Compensation Committee for authorization. With the exception of Mr. Gargus, executive offer letters contained a one-time hire-on bonus provision. In all cases, offer letters specified “At Will” employment. The offer letters also specify eligibility to class-based compensation (including bonuses or bonus programs that may be authorized from time to time by the Committee) and benefit programs (including the Executive Severance Benefit Plan), all of which are described in this proxy statement. None of the executives has an employment contract with the company nor rights to other terms of employment, compensation or benefits that are not otherwise fully described in this proxy statement. Mr. Gargus’ offer letter contained a provision for Change of Control; Mr. Gargus voluntarily surrendered rights to this provision when, on October 3, 2007, he signed a Participation Notice under our Executive Severance Benefit Plan.

In December 2009, we entered into a letter agreement with L. William Caraccio, pursuant to which Mr. Caraccio would serve as General Counsel. Full time employment commenced on June 21, 2010. The offer letter provided for an annual base salary of $290,000, with a salary reduction to $250,000 to be in effect from the initial start date. At its April 2011 meeting, the Committee authorized the salary to be restored to $290,000 with the first full pay period of fiscal 2012. Mr. Caraccio also received a one-time starting bonus in the amount of

$50,000. The offer references proposed equity grants as follows: 120,000 four year, time-based stock options; 60,000 four-year, time-based Restricted Stock Units; and, 50,000 two-year, performance-based RSUs. Benefits eligibility for plans described in this proxy statement is also specified.

Outstanding Equity Awards at Fiscal 2011 Year-End

The following table provides information regarding outstanding equity awards held by the Named Executive Officers as of March 31, 2011:

Name	Grant Date	OPTION AWARDS(1)						STOCK AWARDS(1)
								Number of Shares or Units of Stock That Have not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
		Number of Securities Underlying Unexercised Options — Exercisable (#)	Number of Securities Underlying Unexercised Options — Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
Paramesh Gopi, Ph. D.	8/1/2008	446,875	203,125	—		7.67	8/1/2016	—	—	—		—
	5/4/2009	119,167	140,833	—		7.12	5/4/2017	—	—	—		—
	5/4/2009	—	—	300,000	(2)	7.12	5/4/2017	—	—	—		—
	5/3/2010	25,000	95,000	—		11.86	5/3/2018	—	—	—		—
	5/15/2009	—	—	—		—	—	14,998	155,679	—		—
	5/15/2009	—	—	—		—	—	—	—	185,770	(3)	1,928,293
	5/17/2010	—	—	—		—	—	32,500	337,350	—		—

Robert G. Gargus	10/10/2005	58,625	—	—		11.28	10/10/2015	—	—	—		—
	10/10/2005	28,875	—	—		12.41	10/10/2015	—	—	—		—
	4/28/2006	29,375	—	—		14.68	4/28/2016	—	—	—		—
	4/28/2006	14,687	—	—		16.15	4/28/2016	—	—	—		—
	4/28/2006	14,687	—	—		14.68	4/28/2016	—	—	—		—
	5/26/2006	18,750	—	—		14.68	4/28/2016	—	—	—		—
	5/26/2006	18,750	—	—		16.15	4/28/2016	—	—	—		—
	5/3/2007	27,683	1,204	—		12.16	5/3/2015	—	—	—		—
	5/3/2007	27,683	1,204	—		12.16	5/3/2015	—	—	—		—
	5/3/2010	12,250	46,550	—		11.86	5/3/2018	—	—	—		—
	5/15/2008	—	—	—		—	—	20,000	207,600	—		—
	5/15/2009	—	—	—		—	—	22,500	233,500	—		—
	5/15/2009	—	—	—		—	—	—	—	125,752	(3)	1,305,306
	5/17/2010	—	—	—		—	—	15,925	165,302	—		—

L. William Caraccio	8/2/2010	—	120,000	—		12.25	8/2/2018	—	—	—		—
	8/16/2010	—	—	—		—	—	60,000	622,800	—		—
	8/16/2010	—	—	—		—	—	—	—	50,000	(4)	519,000

Michael Major	2/6/2006	56,250	—	—		14.04	2/6/2016	—	—	—		—
	10/29/2007	6,979	1,191	—		12.84	10/29/2015	—	—	—		—
	1/25/2008	15,000	—	—		8.08	1/25/2016	—	—	—		—
	5/5/2008	54,542	22,458	—		8.31	5/5/2016	—	—	—		—
	5/3/2010	5,750	21,850	—		11.86	5/3/2018	—	—	—		—
	11/15/2007	—	—	—		—	—	510	5,294	—		—
	2/15/2008	—	—	—		—	—	1,250	12,975	—		—
	5/15/2009	—	—	—		—	—	—	—	21,520	(3)	223,378
	5/17/2010	—	—	—		—	—	7,475	77,591	—		—

Hector Berardi	8/1/2008	12,760	29,167	—		7.67	8/1/2016	—	—	—		—
	5/3/2010	3,750	14,250	—		11.86	5/3/2018	—	—	—		—
	8/15/2008	—	—	—		—	—	4,581	47,551	—		—
	5/15/2009	—	—	—		—	—	—	—	20,806	(3)	215,966
	5/17/2010	—	—	—		—	—	4,875	50,603	—		—

(1)	Unless otherwise indicated, the stock options vest in equal monthly installments over four years following the date of grant. RSUs vest in equal quarterly installments over four years following the date of grant.

(2)	Represents a stock option granted under the 1992 Plan with an 8 year term. Vesting is subject to the Extraordinary Accomplishment vesting matrix, as described in the proxy statement for fiscal 2010.
(3)	In May 2009, the Committee issued three-year RSU grants, or “EBITDA Grants.” Vesting for the EBITDA Grants is subject to (i) the Company’s performance as measured by earnings before interest, taxes, depreciation and amortization and (ii) individual performance as measured by the accomplishment of goals and objectives.
(4)	Represents a two-year “EBITDA” RSU grant. Vesting for the EBITDA Grants is subject to (i) the Company’s performance as measured by earnings before interest, taxes, depreciation and amortization and (ii) individual performance as measured by the accomplishment of goals and objectives.

Option Exercises and Stock Vested in Fiscal 2011

The following table provides information regarding shares of our Common Stock acquired by the Named Executive Officers pursuant to exercises of stock options or the vesting of stock awards during the fiscal year ended March 31, 2011:

	Option Awards		Restricted Stock Unit Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Paramesh Gopi, Ph.D.	—	—	153,398	1,627,769
Robert G. Gargus	—	—	127,923	1,357,548
L. William Caraccio	—	—	—	—
Michael Major	—	—	18,135	192,675
Hector Berardi	45,573	173,369	19,373	205,832

(1)	The value realized on exercise is calculated by multiplying the excess of the market price of our Common Stock at exercise over the exercise price for the stock options by the number of shares acquired upon exercise.
(2)	The value realized on vesting is calculated by multiplying the market price of our Common Stock at vesting by the number of shares acquired upon vesting.

Non-qualified Deferred Compensation in Fiscal 2011

The following table provides, for the fiscal year ended March 31, 2011, information with respect to our non-qualified deferred compensation plan as it relates to the Named Executive Officers:

Name	Executive Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Balance at Last FYE ($)
Paramesh Gopi, Ph. D.	6,731	35,220	210,366	(3)
Robert G. Gargus	—	11,004	125,274	(4)
L. William Caraccio	—	—	—	(5)
Michael Major	—	—	—	(5)
Hector Berardi	—	—	—	(5)

(1)	Amounts shown are reported in their entirety in the Summary Compensation Table.
(2)	Amounts shown are not reported in the Summary Compensation Table as they do not consist of above-market or preferential earnings.
(3)	$114,512 of this amount was reported in the Summary Compensation Table for previous years.
(4)	$139,166 of this amount was reported in the Summary Compensation Table for previous years. There is an aggregate loss of $13,892 as of March 31, 2011.
(5)	Messrs. Caraccio, Major and Berardi did not defer compensation under this plan in fiscal year 2011 and do not have an outstanding balance under the plan.

We permit select employees to defer up to 85% of their base salary and up to 100% of cash incentive compensation otherwise payable each year under a non-qualified deferred compensation plan. We do not match or otherwise augment the deferral amounts, which are carried as a liability on our financial statements. Each participant has a bookkeeping account in the plan. The deferred amount plus earnings is the benefit to which an employee is entitled upon termination of employment by reason of death, disability, change in control, retirement or other termination. Employees may also receive a distribution upon a showing of financial hardship. However, there were no withdrawals or distributions during the fiscal year ended March 31, 2011. Payments to key employees may not be made sooner than six months after termination except on account of death or disability. Contributions to the non-qualified deferred compensation plan are frozen, effective July 14, 2009 due to low levels of participation. The plan was scheduled to reactivate not sooner than January 1, 2011 and was, in fact, reactivated on January 1, 2011

Potential Payments Upon Termination or Change in Control

On September 19, 2007, the Committee adopted the Executive Severance Benefit Plan. The Plan provides for the payment of severance benefits to certain eligible executives in the event they are subject to qualifying employment terminations, and additional benefits if such qualifying employment terminations occur in connection with a change in control. A qualifying termination includes an involuntary termination without cause or resignation for good reason. For such purposes, good reason includes a resignation due to a material reduction in base salary, duties or responsibilities, or an increase in the one-way driving distance to the place of work by more than 50 miles. The Severance Plan provides the following benefits to participants:

•	cash severance benefits;

•	health severance benefits;

•	option vesting acceleration benefits;

•	an option exercise period extension; and

•	RSU vesting acceleration benefit.

Cash Severance Benefits

In the case of a covered termination that does not qualify as a change in control termination, the Chief Executive Officer will receive a lump sum payment equal to 18 months of base salary, the Chief Operating Officer and Chief Financial Officer will each receive a lump sum payment equal to 12 months of base salary, and other eligible executives will receive a lump sum payment equal to two months per completed year of service, up to a maximum of six months of base salary. The Chief Executive Officer will also receive a lump sum payment equal to his target bonus amount under our annual bonus plan, prorated for the number of days of employment during the fiscal year in which his employment terminated. In the case of a covered termination that occurs within one month prior or 11 months following a change in control, or a change in control termination, the Chief Executive Officer will receive a lump sum payment equal to 24 months of base salary, the Chief Operating Officer and Chief Financial Officer will each receive a lump sum payment equal to 18 months of base salary, and other eligible executives will receive a lump sum payment equal to 12 months of base salary. The Chief Executive Officer, Chief Operating Officer and Chief Financial Officer will also receive an amount equal to his target bonus amount under our annual bonus plan.

Health Severance Benefits

Eligible executives will continue to receive medical, dental and vision plan coverage for a period of months following covered terminations. In the case of a covered termination that does not qualify as a change in control termination, executives will receive continued health severance benefits for the following periods: for the Chief Executive Officer, 18 months; for the Chief Operating Officer and Chief Financial Officer, 12 months; for other eligible executives, two months per completed year of service, up to a maximum of six months. In the case of a change in control termination, executives will receive continued health severance benefits for the following periods: for the Chief Executive Officer, 24 months; for the Chief Operating Officer and Chief Financial Officer, 12 months; for other eligible executives, six months.

Option Vesting Acceleration Benefits

In the case of a covered termination that is not a change in control termination, the next 24 monthly time-based vesting installments of the Chief Executive Officer’s options will vest and the next 12 monthly time-based vesting installments of the Chief Operating Officer’s and Chief Financial Officer’s options will vest.

In the case of a change in control termination, the remainder of all vesting installments, whether time-based or performance-based, of the Chief Executive Officer’s, Chief Operating Officer’s and Chief Financial Officer’s options will vest, and the next 12 monthly time-based vesting installments of all other eligible executives’ options will vest.

Option Exercise Period Extension

In the case of a covered termination that is not a change in control termination or in the case of a change in control termination, the Chief Executive Officer will have 24 months to exercise his vested stock options and the Chief Operating Officer and Chief Financial Officer will each have 15 months to exercise his vested stock options. In the case of a change in control termination, other eligible executives will have 12 months to exercise their vested stock options.

RSU Vesting Acceleration Benefit

In the case of a covered termination that is not a change in control termination, the Chief Executive Officer will vest the next eight quarterly time-based vesting installments of his RSUs and the Chief Operating Officer and Chief Financial Officer will each vest the next four quarterly time-based vesting installments of their RSUs. In the case of a change in control termination, the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer will vest the remainder of all vesting installments of their RSUs, whether time-based or performance-based, and other eligible executives will vest the next four quarterly time-based vesting installments of their RSUs.

Severance and Change-In-Control Benefits Table

The following tables summarize the potential severance and change-in-control payments payable to the Named Executive Officers assuming their employment was terminated under the circumstances described above as of March 31, 2011:

Severance Benefits not in Connection with a Change in Control

Executive	Base Salary Component(1)	Bonus Component	Value of Employee Benefits(2)	Value of Accelerated Vesting(3)	Total Potential Value
Paramesh Gopi, Ph.D.	$750,000	$—	$26,272	$1,320,255	$2,096527
Robert G. Gargus	320,000	—	17,515	362,262	699,777
L. William Caraccio	290,000	—	17,515	—	307,515
Michael Major	122,500	—	8,757	—	131,257
Hector Berardi	88,333	—	5,838	—	94,172

Severance Benefits in Connection with Change in Control

Executive	Base Salary Component(1)	Bonus Component	Value of Employee Benefits(2)	Value of Accelerated Vesting(3)	Total Potential Value
Paramesh Gopi, Ph. D	$1,000,000	$—	$35,030	$4,408,906	$5,443,936
Robert G. Gargus	480,000	—	17,515	1,911,757	2,409,272
L. William Caraccio	435,000	—	17,515	253,002	705,517
Michael Major	245,000	—	8,757	81,990	335,748
Hector Berardi	265,000	—	8,757	106,552	380,309

(1)	The amount shown is based on salary effective March 31, 2011.
(2)	The amount shown is based on COBRA Premium rates at most recent plan elections and family coverage categories.
(3)	Stock options were valued based on the “spread” between $10.38, the closing price of our Common Stock on Nasdaq on March 31, 2011 and the exercise price of such options. RSU awards were valued at $10.38, the closing price of our Common Stock on Nasdaq on March 31, 2011.

Director Compensation

The following table provides information concerning the compensation earned by our non-employee directors for the fiscal year ended March 31, 2011:

Name	Fees Earned or Paid in Cash ($)		Option Awards(1) ($)	Stock Awards(1) ($)	Total ($)
Cesar Cesaratto (2)	84,000		40,471	21,200	145,671
Donald Colvin (3)	36,500		28,908	21,200	86,608
H.K. Desai	1,200		—	—	1,200
Paul R. Gray, Ph.D (4).	50,000		28,908	21,200	100,108
Fred Shlapak (5)	50,500		28,908	21,200	100,608
Arthur B. Stabenow (6)	103,685	(8)	28,908	21,200	153,793
Julie H. Sullivan, Ph.D (7).	62,000		28,908	21,200	112,108

(1)	The amounts shown represent the grant fair value of stock option and RSU awards granted in fiscal 2011 in accordance with ASC Topic 718-10. We use the Black-Scholes pricing model to calculate the grant date fair value of stock options under ASC Topic 718-10. For more information regarding the assumptions used in determining grant date fair values under ASC Topic 718-10, see “Stock-Based Compensation” under note 1 to our consolidated financial statements included in our fiscal 2011 Annual Report on Form 10-K.
(2)	As of March 31, 2011 Mr. Cesaratto had outstanding options to purchase 121,250 shares of Common Stock and 2,000 unvested RSU awards.
(3)	As of March 31, 2011 Mr. Colvin had outstanding options to purchase 37,500 shares of Common Stock and 2,000 unvested RSU awards.
(4)	As of March 31, 2011 Dr. Gray had outstanding options to purchase 6,250 shares of Common Stock and 5,125 unvested RSU awards.
(5)	As of March 31, 2011 Mr. Shlapak had outstanding options to purchase 50,000 shares of Common Stock and 2,000 unvested RSU awards.
(6)	As of March 31, 2011 Mr. Stabenow had outstanding options to purchase 106,250 shares of Common Stock and 2,000 unvested RSU awards.
(7)	As of March 31, 2011 Dr. Sullivan had outstanding options to purchase 62,500 shares of Common Stock and 2,000 unvested RSU awards.
(8)	This amount includes $25,000 Director Fee for additional board service in connection with the Company’s variable interest entity.

The following table sets forth the full grant date fair value of each stock option award and RSU award granted during the last fiscal year, as calculated under ASC Topic 718-10:

Name	Grant Date of Option Award	Number of Shares Underlying Option Award (#)	Grant Date Fair Value of Option Award ($)	Number of Underlying Restricted Stock Unit Award (#)	Grant Date Fair Value of Restricted Stock Unit Award ($)
Cesar Cesaratto	5/3/2010	2,500	11,563	—	—
	5/3/2010	6,250	28,908	—	—
	5/15/2010	—	—	2,000	21,200

Donald Colvin	5/3/2010	6,250	28,908	—	—
	5/15/2010	—	—	2,000	21,200

H.K. Desai	—	—	—	—	—

Paul R. Gray, Ph.D.	5/3/2010	6,250	28,908	—	—
	5/15/2010	—	—	2,000	21,200

Fred Shlapak	5/3/2010	6,250	28,908	—	—
	5/15/2010	—	—	2,000	21,200

Arthur B. Stabenow	5/3/2010	6,250	28,908	—	—
	5/15/2010	—	—	2,000	21,200

Julie H. Sullivan, Ph.D.	5/3/2010	6,250	28,908	—	—
	5/15/2010	—	—	2,000	21,200

Director Compensation Policies and Processes

Compensation for our non-employee directors is reviewed yearly by our Governance and Nominating Committee, which presents market data and recommendations to the full Board of Directors for approval. In August 2009, the Governance and Nominating Committee reviewed updated compensation material from National Association of Corporate Directors plus performance peer company proxy disclosures on Director compensation prepared by our Human Resources department with support from Compensia. No changes in director compensation were recommended by the Governance and Nominating Committee and none were authorized by the Board.

Stock ownership guidelines for non-employee directors require that by April 1, 2011 (or for any director first elected to the Board of Directors after April 1, 2008, by the third anniversary of such director’s initial election to the Board), each non-employee director own not less than 6,000 shares of our Common Stock. All Directors are in compliance with the ownership guidelines as of the proxy statement filing date.

The following is a summary of our current non-employee director compensation:

Board of Directors annual retainer: $12,000

Chairman of the Board annual retainer: $24,000

Audit Committee Chair annual retainer: $16,000

Compensation Committee and Governance & Nominating Committee Chair annual retainer: $12,000

Committee Member annual retainer: $8,000

Meeting fees: $2,000 per Board of Directors meeting attended and $500 per telephonic Board of Directors meeting attended, $1,000 per Committee meeting attended and $500 per telephonic Committee meeting attended.

Additional fees: We have also authorized payment of (i) an annual retainer of $12,000 to members of our Technical Advisory Board Committee who are non-employee directors; (ii) a fee of $500 per meeting attended by members of our Enterprise Risk Management Committee who are non-employee directors; and (iii) a fee of $1,000 per meeting attended by the chairman of our Compensation Committee with our independent compensation consultant.

Expenses: Reasonable travel-related expenses are reimbursed for attendance at Board and Committee meetings.

Stock Options and Restricted Stock Units: Each person who becomes a non-employee director is granted RSUs covering 6,250 shares on the first regularly scheduled RSU grant date after the person first becomes a non-employee director, unless our trading window is closed under our insider trading policy, in which case such award of RSUs is granted on the first regularly scheduled RSU grant date on which our trading window is open following the date the individual first becomes a non-employee director. RSUs granted upon initial election to the Board vest in 12 equal quarterly installments following the date the director is first elected so that the RSU is fully vested in three years.

On the second day following our release of earnings for each fiscal year, each non-employee director is granted an option to purchase 6,250 shares of Common Stock if, on such date, he or she has served on our Board for at least six months. The Chairman of the Board is granted an additional option to purchase 2,500 shares of Common Stock on such date. The exercise price of each stock option granted is equal to the fair market value of one share of Common Stock on the date of grant. In addition, each continuing non-employee director receives RSUs covering 4,000 shares on the first regularly scheduled RSU grant date following the release of earnings for the fiscal year starting with the fiscal 2012 year. During its meeting of August 2011, the Governance & Nominating Committee elected to increase the ongoing RSU award to foster greater ownership. Options granted to our continuing non-employee directors vest in 12 equal monthly installments following the date of grant. RSUs granted to our continuing non-employee directors vest in their entirety one year following the date of grant.

In the event of a dissolution or liquidation, a sale of all or substantially all of our assets, a merger or consolidation in which we are not the surviving corporation, or any other capital reorganization in which more than 50% of our shares entitled to vote are exchanged, the options will fully vest and either:

•

the director will be given a reasonable time within which to exercise the option, including as to any otherwise unvested shares, prior to the effectiveness of such event after which the option will terminate, or

•	the director will be given the right to exercise the option, including as to any otherwise unvested shares, for an equivalent number of shares of stock of the acquiring or surviving corporation.

In connection with our acquisition of JNI in October 2003, we assumed options granted under JNI’s 1997 and 1999 Stock Option Plans covering 579,574 shares of Common Stock, and the 444,651 shares remaining available for future grant under these plans were added to the share reserve under the 1992 Plan, a stockholder approved plan. At March 31, 2011, no shares were outstanding under the JNI plans and 6,163,765 shares were available for future grant under the 1992 Plan.

Our Board of Directors or a committee thereof determined eligibility, vesting schedules and exercise prices for options granted under these plans. Such options expire not more than ten years from the date of grant and are either exercisable immediately after the date of grant and subject to certain repurchase rights by us until such ownership rights have vested, or are exercisable upon vesting. Vesting generally occurs over four years, subject in certain cases to acceleration upon the occurrence of specified events. Options are granted at prices at least equal to the fair market value of our Common Stock on the date of grant.

Our Board of Directors or a committee thereof determined eligibility and vesting schedules for restricted stock units granted under the 2000 Plan. Each such restricted stock unit represents an unfunded right to receive one share of our Common Stock on a fixed settlement date, which is the date on which the restricted stock unit vests. A participant is not required to pay any monetary consideration to receive shares of our Common Stock upon settlement of his or her restricted stock units. Vesting generally occurs over two to four years, subject in certain cases to acceleration upon the occurrence of specified events.

None of these plans was required to be approved by our stockholders at the time the plan was implemented and these plans were therefore never submitted to stockholders for approval.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Review, Approval or Ratification of Related-Person Transactions

The Charter of our Audit Committee requires that members of the Audit Committee, all of whom are independent directors, review and approve every related-person transaction that must be disclosed by us pursuant to Item 404(a) of Regulation S-K of the SEC. A related-person transaction includes any transaction, arrangement or relationship involving an amount that exceeds $120,000 in which we are a participant and in which any of the following persons has or will have a direct or indirect material interest: any of our executive officers, directors, nominees for director, or more than 5% stockholders, including any of their immediate family members as defined in Item 404(a) of Regulation S-K of the SEC.

In addition, our Audit Committee is responsible for reviewing our management’s efforts to monitor compliance with our Code of Business Conduct and Ethics. Under our Code of Business Conduct and Ethics, our employees, officers and directors are expected to avoid influences that conflict with our best interests or that might deprive us of their undivided loyalty in business dealings, such as related-person transactions, unless specifically authorized as described in the Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics can be found in the Investor Relations section of our corporate website, http://www.appliedmicro.com, under Corporate Governance — Governance Documents.

Related-Person Transactions

We have entered into indemnification agreements with our officers and directors containing provisions that may require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

CERTAIN MATTERS RELATING TO PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are AppliedMicro stockholders will be “householding” our proxy materials, including the Notice. A single Notice and, if applicable, a single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice and, if applicable, other proxy materials, please notify your broker, or if you are holding a physical stock certificate, direct your written or oral request to Computershare Trust Company, 250 Royall Street, Canton, MA 02021, telephone number (312) 588-4143. You may also direct a written or oral request for the separate Notice and, if applicable, other proxy materials to: Investor Relations, Applied Micro Circuits Corporation, 215 Moffett Park Drive, Sunnyvale, CA 94089, telephone number (408) 542-8600. Upon receipt of a written or oral request as set forth above, we will promptly deliver to you a separate Notice and if applicable, other proxy materials. Stockholders who currently receive multiple copies of the Notice and, if applicable, other proxy materials at their address and would like to request “householding” of their communications should contact their broker or Computershare Investor Services.

AVAILABLE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect and copy such material at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference facilities. You also can find our SEC filings at the SEC’s website at http://www.sec.gov.

The SEC allows us to incorporate by reference, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement. This proxy statement incorporates by reference our annual report on Form 10-K for the fiscal year ended March 31, 2011, which contains important information about us and our business, financial condition and results of operations.

Documents specifically incorporated into this document by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this document.

A copy of our annual report on Form 10-K for the fiscal year ended March 31, 2011 is available without charge upon written request to: Investor Relations, Applied Micro Circuits Corporation, 215 Moffett Park Drive, Sunnyvale, CA 94089 or is available on line at http://www.appliedmicro.com.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

L. William Caraccio

Secretary

July 5, 2011

Annex A

APPLIED MICRO CIRCUITS CORPORATION

2011 EQUITY INCENTIVE PLAN

APPROVED BY BOARD ON: April 27, 2011

APPROVED BY STOCKHOLDERS: [Pending]

TERMINATION DATE: April 26, 2021

1. GENERAL.

(a) Adoption. This Plan was adopted by the Board on the Adoption Date to be effective as provided in Section 11 on the Effective Date. Following the Effective Date of this Plan, no additional stock awards shall be granted under the Applied Micro Circuits Corporation 1992 Equity Incentive Plan or its predecessor, the Applied Micro Circuits Corporation 2000 Equity Incentive Plan (together, the “Prior Plans”). Any shares remaining available for issuance pursuant to the exercise or settlement of stock awards under the Prior Plans shall not be added to the share reserve of this Plan or available for issuance pursuant to Stock Awards granted hereunder. All outstanding stock awards granted under the Prior Plans shall remain subject to the terms of the Prior Plans. However, any shares subject to outstanding stock awards granted under the Prior Plans as of the Effective Date that expire or terminate for any reason prior to exercise or settlement shall be added to the share reserve of this Plan and become available for issuance pursuant to Stock Awards granted hereunder. All Stock Awards granted subsequent to the Effective Date of this Plan shall be subject to the terms of this Plan.

(b) Eligible Award Recipients. The persons eligible to receive Awards are Employees, Directors and Consultants.

(c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Awards, (iv) Restricted Stock Unit Awards, (v) Stock Appreciation Rights, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d) General Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

2. ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; and (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate the time at which a Stock Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(v) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not materially impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan or Stock Awards granted under the Plan into compliance therewith, subject to the limitations, if any, of applicable law, and subject to the last sentence of this subsection 2(b)(vi). However, except as provided in Section 9(a) relating to Capitalization Adjustments, stockholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (D) materially extends the term of the Plan, or (E) expands the types of Awards available for issuance under the Plan, but only to the extent required by applicable law or listing requirements. Rights under any Award granted before amendment of the Plan shall not be materially impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (i) Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (ii) Section 422 of the Code regarding Incentive Stock Options or (iii) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, the Participant’s rights under any Award shall not be materially impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without the affected Participant’s consent, the Board may amend the terms of any one or more Awards if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code and the related guidance thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit or facilitate participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. In the sole discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (A) delegate to a Committee of Directors who need not be Outside Directors the authority to grant Awards to eligible persons who are either (I) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (II) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (B) delegate to a Committee of Directors who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d) Delegation to an Officer. The Board may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options (and, to the extent permitted by Delaware law, other Stock Awards) and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 2(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 13(v)(ii) below.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(f) Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee shall have the authority to: (i) amend the terms of outstanding Options or Stock Appreciation Rights to reduce the exercise or strike price thereof, (ii) cancel and re-grant at a lesser price any outstanding Options or Stock Appreciation Rights under the Plan, or (iii) cancel outstanding Options or Stock Appreciation Rights with an exercise or strike price above the current stock price in exchange for cash or other securities, unless the stockholders of the Company have approved such an action within the preceding twelve (12) months or such action relates to a Capitalization Adjustment pursuant to Section 9(a) .

3. SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards after the Effective Date shall not exceed [TBD] ([TBD]) shares of Common Stock (such number consisting of (i) Five Million (5,000,000) shares to be approved by the stockholders at the annual meeting of stockholders of the Company scheduled to be held on August 16, 2011 as part of the approval of this Plan, and (ii) the number of shares subject to outstanding stock awards under the Prior Plans as of the Effective Date). For clarity, the limitation in this subsection 3(a) is a limitation in the number of shares of the Common Stock that may be issued pursuant to the Plan. Accordingly, this subsection 3(a) does not limit the granting of Stock Awards except as provided in subsection 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASD Rule 4350(i)(1)(A)(iii) or, if applicable, NYSE Listed Company Manual Section 303A.08, or AMEX Company Guide Section 711 and such issuance shall not reduce the number of shares available for issuance under the Plan. Furthermore, if a Stock Award (i) expires or otherwise terminates without having been exercised in full or (ii) is settled in cash (i.e., the holder of the Stock Award receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of the Common Stock that may be issued pursuant to the Plan.

(b) Reversion of Shares to the Share Reserve. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares which are forfeited shall revert to and again become available for issuance under the Plan. Also, any shares reacquired by the Company pursuant to subsection 8(g) or as consideration for the exercise of an Option shall again become available for issuance under the Plan. Notwithstanding the provisions of this subsection 3(b), any such shares shall not be subsequently issued pursuant to the exercise of Incentive Stock Options.

(c) Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 3(c), subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options granted after the Effective Date shall be Five Million (5,000,000) shares of Common Stock.

(d) Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted during any calendar year Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Stock Award is granted covering more than Five Million (5,000,000) shares of Common Stock.

(e) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company.

4. ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a parent corporation or subsidiary corporation (as such terms are defined in Code Sections 424(e) and (f)). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Consultants. A Consultant shall be eligible for the grant of a Stock Award only if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is a natural person, or because of any other rule governing the use of Form S-8.

5. OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Option Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code (whether or not such options are Incentive Stock Options).

(c) Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 6(c) are:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board.

(d) Transferability of Options. The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

(i) Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder; provided, however, that the Board may, in its sole discretion, permit transfer of the Option in a manner consistent with applicable tax and securities laws upon the Optionholder’s request.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order, provided, however, that an Incentive Stock Option may be deemed to be a Nonqualified Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Notwithstanding the foregoing, to the extent permitted under the terms of the applicable Option Agreement, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(e) Vesting Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 5(e) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(f) Termination of Continuous Service. Except as otherwise provided in the applicable Option Agreement or other agreement between the Optionholder and the Company, in the event that an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date ninety (90) days following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(g) Extension of Termination Date. An Optionholder’s Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the applicable period of time after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

(h) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(i) Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or, if applicable, by a person designated to exercise the option upon the Optionholder’s death, but only within the period ending on the earlier of (A) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (B) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(j) Non-Exempt Employees. No Option granted to an Employee that is a non-exempt employee for purposes of the Fair Labor Standards Act shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

6. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical, provided, however, that each Restricted Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) past or future services actually or to be rendered to the Company or an Affiliate, or (B) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board. Generally, except for Restricted Stock Awards (A) granted to Non-Employee Directors, or (B) that vest based on the satisfaction of Performance Goals (which shall vest over a Performance Period not less than one (1) year), no Restricted Stock Award shall vest at a rate more favorable to the Participant than over a three (3)-year period measured from the date of grant, except upon a Corporate Transaction in which such Restricted Stock Award is not assumed or continued, or upon an event related to a Change in Control.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical, provided, however, that each Restricted Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate. Generally, except for Restricted Stock Unit Awards (x) granted to Non-Employee Directors, or (y) that vest based on the satisfaction of Performance Goals (which shall vest over a Performance Period not less than one (1) year), no Restricted Stock Unit Award shall vest at a rate more favorable to the Participant than over a three (3)-year period measured from the date of grant, except upon a Corporate Transaction in which such Restricted Stock Unit Award is not assumed or continued, or upon an event related to a Change in Control.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(vii) Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Restricted Stock Unit Award granted under the Plan that is not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Restricted Stock Unit Award will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Restricted Stock Unit Award Agreement evidencing such Restricted Stock Unit Award. For example, such restrictions may include, without limitation, a requirement that any Common Stock that is to be issued in a year following the year in which the Restricted Stock Unit Award vests must be issued in accordance with a fixed pre-determined schedule.

(c) Stock Appreciation Rights. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Stock Appreciation Rights may be granted as stand-alone Stock Awards or in tandem with other Stock Awards. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Term. No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Stock Appreciation Right Agreement.

(ii) Strike Price. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The strike price of each Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock equivalents subject to the Stock Appreciation Right on the date of grant.

(iii) Calculation of Appreciation. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of shares of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right.

(iv) Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.

(v) Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vi) Payment. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vii) Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (A) the date ninety (90) days following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (B) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

(viii) Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Stock Appreciation Rights granted under the Plan that are not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Stock Appreciation Rights will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. For example, such restrictions may include, without limitation, a requirement that a Stock Appreciation Right that is to be paid wholly or partly in cash must be exercised and paid in accordance with a fixed pre-determined schedule.

(d) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award that may be granted, may vest, or may be exercised based upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Board in its sole discretion. The maximum number of shares that may be granted to any Participant in a calendar year attributable to Stock Awards described in this Section 6(d)(i) shall not exceed Three Million (3,000,000) shares of Common Stock. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards. Any additional shares covered by the Performance Stock Award credited by reason of any dividends or dividend equivalent rights will be subject to all the terms and conditions of the underlying Performance Stock Award Agreement (including vesting) applicable to the shares of Common Stock to which they relate.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award that may be granted upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Board in its sole discretion. The maximum value that may be granted to any Participant in a calendar year attributable to cash awards described in this Section 6(d)(i) shall not exceed Five Million dollars ($5,000,000). The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that Common Stock authorized under this Plan may be used in payment of Performance Cash Awards, including additional shares in excess of the Performance Cash Award as an inducement to hold shares of Common Stock.

(e) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards. Generally, except for Other Stock Awards (x) granted to Non-Employee Directors, or (y) that vest based on the satisfaction of Performance Goals (which shall vest over a Performance Period not less than one (1) year), no Other Stock Award shall vest at a rate more favorable to the Participant than over a three (3)-year period measured from the date of grant, except upon a Corporate Transaction in which such Other Stock Award is not assumed or continued, or upon an event related to a Change in Control.

7. COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award; and provided that this undertaking shall not require the Company to grant Stock Awards in any jurisdiction outside the United States if the Company determines, in its discretion, that compliance with local securities laws is unduly burdensome. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

(c) No Obligation to Notify. The Company shall have no duty or obligation to any holder of a Stock Award to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8. MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has exercised the Stock Award pursuant to its terms and the Participant shall not be deemed to be a stockholder of record until the issuance of the Common Stock pursuant to such exercise has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or in connection with any Award granted pursuant to the Plan shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (x) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g) Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; or (iv) by such other method as may be set forth in the Award Agreement.

(h) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

(i) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee. The Board is authorized to make deferrals of Stock Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j) Compliance with Section 409A of the Code. To the extent that the Board determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Board determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Board may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date.

9. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 3(c) and 6(d)(i), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the holder of the Stock Award or unless otherwise expressly provided by the Board at the time of grant of a Stock Award.

(i) Acceleration of Vesting and Exercisability. In the event of a Corporate Transaction, each outstanding Stock Award shall vest and, if applicable, become immediately exercisable for the number of shares of Common Stock that would otherwise be vested and exercisable under the terms of the Stock Award one (1) year after the date of such transaction.

(ii) Stock Awards May Be Assumed. Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 2.

(iii) Stock Awards Held by Current Participants. Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).

(iv) Stock Awards Held by Persons other than Current Participants. Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(v) Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will instead receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award, over (B) any exercise price payable by such holder in connection with such exercise.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

10. TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. Unless sooner terminated by the Board pursuant to Section 2, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Material Impairment of Rights. Termination of the Plan shall not materially impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

11. EFFECTIVE DATE OF PLAN.

This Plan shall become effective on the Effective Date. Prior to the Effective Date, the Prior Plans are unaffected by the Plan, and stock awards shall continue to be granted from the Prior Plans. If the Plan has not been approved by the stockholders of the Company by the first anniversary of the Adoption Date, the adoption of the Plan shall be null and void and the Prior Plans shall continue unaffected by the adoption of the Plan.

12. CHOICE OF LAW.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

13. DEFINITIONS. As used in the Plan, the definitions contained in this Section 13 shall apply to the capitalized terms indicated below:

(a) “Adoption Date” means April 27, 2011, the date the Plan was adopted by the Board.

(b) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(c) “Award” means a Stock Award or a Performance Cash Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.

(f) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;

(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board (provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board).

For clarity, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means Applied Micro Circuits Corporation, a Delaware corporation.

(k) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(l) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(m) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(n) “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code and the regulations promulgated thereunder.

(o) “Director” means a member of the Board.

(p) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code.

(q) “Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company to be held on August 16, 2011, provided this Plan is approved by the Company’s stockholders at such meeting.

(r) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(s) “Entity” means a corporation, partnership, limited liability company or other entity.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date of the Plan as set forth in Section 11, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(v) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange (or the exchange with the greatest volume of trading in the Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the date of determination, then the Fair Market Value shall be the closing sales price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.

(ii) In the absence of such market for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

(w) “Incentive Stock Option” means an Option that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(x) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(y) “Nonstatutory Stock Option” means any Option that does not qualify as an Incentive Stock Option.

(z) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(aa) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(bb) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(cc) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if permitted under the terms of this Plan, such other person who holds an outstanding Option.

(dd) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ee) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ff) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(gg) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(hh) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ii) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(d)(ii).

(jj) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii) stockholders’ equity; and (xxviii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(kk) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. At the time of the grant of any Award, the Board is authorized to determine whether, when calculating the attainment of Performance Goals for a Performance Period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.

(ll) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(mm) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(d)(i).

(nn) “Plan” means this Applied Micro Circuits Corporation 2011 Equity Incentive Plan.

(oo) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(pp) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(qq) “Restricted Stock Unit Award” means an unfunded right to receive shares of Common Stock at a future date which is granted pursuant to the terms and conditions of Section 6(b).

(rr) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(ss) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(tt) “Securities Act” means the Securities Act of 1933, as amended.

(uu) “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 6(c).

(vv) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(ww) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(xx) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(yy) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(zz) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

215 MOFFETT PARK DRIVE SUNNYVALE, CA 94089

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Applied Micro Circuits Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Applied Micro Circuits Corporation, c/o Broadridge,

51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M37313-P14897

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

APPLIED MICRO CIRCUITS CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED BELOW

1.	To elect as Directors of Applied Micro Circuits Corporation For Against Abstain

the nominees listed below.

1a.	Cesar Cesaratto 0 0 0
1b.	H.K. Desai 0 0 0
1c.	Paramesh Gopi, Ph.D. 0 0 0
1d.	Paul R. Gray, Ph.D. 0 0 0
1e.	Fred Shlapak 0 0 0
1f.	Arthur B. Stabenow 0 0 0

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2

2.	To ratify the selection of KPMG LLP as the Company’s 0 0 0

independent registered public accounting firm for the

fiscal year ending March 31, 2012.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR For Against Abstain

PROPOSAL 3

3.	To approve and adopt the Applied Micro Circuits Corporation 0 0 0

2011 Equity Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

PROPOSAL 4

4.	To approve by advisory vote the executive compensation 0 0 0 described in the Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS 1 Year 2 Years 3 Years Abstain

A VOTE FOR 1 YEAR UNDER PROPOSAL 5

5.	To approve by advisory vote the frequency of 0 0 0 0

future advisory votes to approve executive

compensation.

6.	To conduct any other business properly brought before

the meeting.

These items of business are more fully described in the accompanying proxy statement. The record date for the annual meeting is June 20, 2011. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on August 16, 2011:

The Notice and Proxy Statement/10-K Combo and Annual Report are available at www.proxyvote.com.

M37314-P14897

APPLIED MICRO CIRCUITS CORPORATION PROXY CARD

This proxy is solicited on behalf of the Board of Directors. The Annual Meeting of Stockholders of Applied Micro Circuits Corporation, a Delaware Corporation (the “Company”), will be held at the Company’s corporate headquarters located at 215 Moffett Park Drive, Sunnyvale, California 94089 on Tuesday, August 16, 2011, at 10:00 a.m., local time, for the purposes stated on the reverse side. The undersigned hereby appoints Paramesh Gopi and Robert G. Gargus, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated on the reverse side all of the shares of Common Stock of Applied Micro Circuits Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER.

IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION TO THE BOARD OF DIRECTORS OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4 AND FOR 1 YEAR UNDER PROPOSAL 5. IF ANY OTHER MATTER IS PROPERLY PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED IN THE BEST JUDGMENT OF THE PROXIES.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE